                                                                    Exhibit 10.2


                                Credit Agreement

                            Dated as of May 28, 2002


                                      among


                 EEX Operating L.P., as Borrower and an Obligor,


                                EEX Corporation,
                            as an Additional Obligor,

                              JPMorgan Chase Bank,
                            as Administrative Agent,

                       Canadian Imperial Bank of Commerce,
                              as Syndication Agent,

                          J.P. Morgan Securities Inc.,
                      as Lead Arranger and Sole Bookrunner,

                            CIBC World Markets Corp.,
                                 as Co-arranger,

                                       and

                          The Lenders Signatory Hereto


                                 $250,000,000.00

                                TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
ARTICLE I         Definitions and Accounting Matters ..................................   1
  Section 1.01      Terms Defined Above ...............................................   1
  Section 1.02      Certain Defined Terms .............................................   1
  Section 1.03      Accounting Terms and Determinations ...............................  21
  Section 1.04      Types of Loans ....................................................  21

ARTICLE II        Commitments .........................................................  21
  Section 2.01      Loans and Letters of Credit .......................................  21
  Section 2.02      Borrowings, Continuations and Conversions, Letters of Credit ......  22
  Section 2.03      Changes of Maximum Credit Amounts. ................................  24
  Section 2.04      Fees ..............................................................  25
  Section 2.05      Several Obligations ...............................................  26
  Section 2.06      Notes .............................................................  26
  Section 2.07      Prepayments .......................................................  27
  Section 2.08      Intentionally left blank ..........................................  27
  Section 2.09      Assumption of Risks ...............................................  27
  Section 2.10      Obligation to Reimburse and to Prepay .............................  28
  Section 2.11      Lending Offices ...................................................  30
  Section 2.12      Actions of the Obligors ...........................................  30

ARTICLE III       Payments of Principal and Interest ..................................  30
  Section 3.01      Repayment of Loans ................................................  30
  Section 3.02      Interest ..........................................................  30

ARTICLE IV        Payments; Pro Rata Treatment; Computations; Etc. ....................  31
  Section 4.01      Payments ..........................................................  31
  Section 4.02      Pro Rata Treatment ................................................  32
  Section 4.03      Computations ......................................................  32
  Section 4.04      Non-receipt of Funds by the Administrative Agent ..................  32
  Section 4.05      Set-off, Sharing of Payments, Etc. ................................  33
  Section 4.06      Taxes. ............................................................  34
  Section 4.07      Disposition of Proceeds ...........................................  36

ARTICLE V         Additional Costs and Capital Adequacy ...............................  36
  Section 5.01      Additional Costs ..................................................  36
  Section 5.02      Limitation on Eurodollar Loans ....................................  38
  Section 5.03      Illegality ........................................................  38
  Section 5.04      Base Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03 ..........  38
  Section 5.05      Compensation ......................................................  38
  Section 5.06      Replacement Lenders ...............................................  39
  Section 5.07      Time Limit ........................................................  40

ARTICLE VI        Conditions Precedent ................................................  40

   Section 6.01      Initial Funding .................................................  40
   Section 6.02      Initial and Subsequent Loans and Letters of Credit ..............  43
   Section 6.03      Termination of Agreement ........................................  44

ARTICLE VII       Representations and Warranties .....................................  44
   Section 7.01      Existence .......................................................  44
   Section 7.02      Financial Condition .............................................  44
   Section 7.03      Litigation ......................................................  45
   Section 7.04      No Breach .......................................................  45
   Section 7.05      Authority; Enforceability .......................................  45
   Section 7.06      Approvals .......................................................  45
   Section 7.07      Use of Loans and Letters of Credit ..............................  46
   Section 7.08      ERISA ...........................................................  46
   Section 7.09      Taxes ...........................................................  47
   Section 7.10      Titles, Etc. ....................................................  47
   Section 7.11      No Material Misstatements .......................................  48
   Section 7.12      Investment Company Act ..........................................  48
   Section 7.13      Public Utility Holding Company Act ..............................  48
   Section 7.14      Subsidiaries ....................................................  48
   Section 7.15      Location of Business and Offices ................................  48
   Section 7.16      Defaults ........................................................  49
   Section 7.17      Environmental Matters ...........................................  49
   Section 7.18      Compliance with the Law; Maintenance of Properties ..............  50
   Section 7.19      Insurance .......................................................  50
   Section 7.20      Hedging Agreements ..............................................  50
   Section 7.21      Restriction on Liens ............................................  51
   Section 7.22      Intellectual Property ...........................................  51
   Section 7.23      Gas Imbalances ..................................................  51
   Section 7.24      Marketing of Production .........................................  51
   Section 7.25      Material Personal Property ......................................  51
   Section 7.26      Solvency ........................................................  51
   Section 7.27      Enron Hedging Obligations .......................................  52
   Section 7.28      Enron Prepay Documentation ......................................  52
   Section 7.29      Description of Accounts .........................................  52

ARTICLE VIII      Affirmative Covenants ..............................................  52
   Section 8.01      Reporting Requirements ..........................................  52
   Section 8.02      Litigation ......................................................  56
   Section 8.03      Maintenance, Compliance with Laws, Taxes, Inspections,
                     Insurance, Etc. .................................................  56
   Section 8.04      Environmental Matters ...........................................  57
   Section 8.05      Further Assurances ..............................................  58
   Section 8.06      Performance of Obligations ......................................  59
   Section 8.07      Reserve Reports .................................................  59
   Section 8.08      Title Information ...............................................  59
   Section 8.09      Additional Collateral; Additional Guarantors ....................  60
   Section 8.10      ERISA Information and Compliance ................................  61

   Section 8.11      Accounts .....................................................  62
   Section 8.12      Merger .......................................................  62

ARTICLE IX        Negative Covenants ..............................................  62
   Section 9.01      Financial Covenants ..........................................  63
   Section 9.02      Debt .........................................................  63
   Section 9.03      Liens ........................................................  64
   Section 9.04      Dividends, Distributions and Redemptions; Repayment
                     of Secured Notes; Refinancing of Enron Prepay Obligation .....  65
   Section 9.05      Investments, Loans and Advances ..............................  66
   Section 9.06      Nature of Business; International Operations .................  67
   Section 9.07      Limitation on Leases .........................................  67
   Section 9.08      Use of Proceeds ..............................................  68
   Section 9.09      ERISA Compliance .............................................  68
   Section 9.10      Sale or Discount of Receivables ..............................  69
   Section 9.11      Mergers, Etc. ................................................  69
   Section 9.12      Sale of Properties ...........................................  69
   Section 9.13      Environmental Matters ........................................  70
   Section 9.14      Transactions with Affiliates .................................  70
   Section 9.15      Subsidiaries .................................................  70
   Section 9.16      Negative Pledge Agreements ...................................  71
   Section 9.17      Gas Imbalances, Take-or-Pay or Other Prepayments .............  71
   Section 9.18      Hedging Agreements ...........................................  71
   Section 9.19      Limitation on Capital Expenditures ...........................  72
   Section 9.20      Fiscal Quarters and Year .....................................  72
   Section 9.21      Payments on Secured Notes ....................................  72
   Section 9.22      Property Transfer ............................................  72

ARTICLE X         Events of Default; Remedies .....................................  72
   Section 10.01     Events of Default ............................................  72
   Section 10.02     Remedies .....................................................  75

ARTICLE XI        The Agents ......................................................  76
   Section 11.01     Appointment, Powers and Immunities ...........................  76
   Section 11.02     Reliance by Administrative Agent .............................  76
   Section 11.03     Defaults .....................................................  76
   Section 11.04     Rights as a Lender ...........................................  77
   Section 11.05     INDEMNIFICATION ..............................................  77
   Section 11.06     Non-Reliance on the Agents, Co-Arranger, Arranger
                     and other Lenders ............................................  77
   Section 11.07     Action by Administrative Agent ...............................  78
   Section 11.08     Resignation or Removal of Agent ..............................  78
   Section 11.09     Authority of Administrative Agent to Release Liens ...........  79
   Section 11.10     Arranger, Co-Arranger and the Syndication Agent ..............  79

ARTICLE XII       Miscellaneous ...................................................  79
   Section 12.01     Waiver .......................................................  79

   Section 12.02     Notices ......................................................   79
   Section 12.03     Payment of Expenses, Indemnities, etc. .......................   80
   Section 12.04     Amendments, Etc. .............................................   83
   Section 12.05     Successors and Assigns .......................................   83
   Section 12.06     Assignments and Participations ...............................   83
   Section 12.07     Invalidity ...................................................   85
   Section 12.08     Counterparts .................................................   85
   Section 12.09     References ...................................................   85
   Section 12.10     Survival .....................................................   85
   Section 12.11     Captions .....................................................   85
   Section 12.12     NO ORAL AGREEMENTS ...........................................   85
   Section 12.13     Governing Law; Submission to Jurisdiction ....................   86
   Section 12.14     WAIVER OF JURY TRIAL .........................................   87
   Section 12.15     Interest .....................................................   87
   Section 12.16     Confidentiality ..............................................   88
   Section 12.17     Existing Credit Facilities ...................................   88

         Annex I                 List of Maximum Credit Amounts

         Exhibit A               Form of Note
         Exhibit B               Form of Borrowing, Continuation and
                                 Conversion Request
         Exhibit C               Form of Compliance Certificate
         Exhibit D-1             Form of Legal Opinion of Akin, Gump, Strauss,
                                 Hauer & Feld, L.L.P. Counsel to the Obligors
         Exhibit D-2             Form of Legal Opinion of General Counsel of
                                 the Obligors
         Exhibit D-3(a)          Form of Legal Opinion of Louisiana Local
                                 Counsel
         Exhibit D-3(b)          Form of Legal Opinion of Texas Local Counsel
         Exhibit D-4             Form of Legal Opinion of Cayman Islands
                                 Local Counsel
         Exhibit E-1             List of Security Instruments
         Exhibit E-2             Form of Guaranty Agreement
         Exhibit E-3             Form of Blocked Account Control Agreement
         Exhibit E-4             Form of Securities Account Control Agreement
         Exhibit F               Form of Assignment and Acceptance Agreement
         Exhibit G               2002 Operating Budget
         Exhibit H               Subordination Agreement

         Schedule 1.02(a)        Approved Counterparties
         Schedule 1.02(b)        Excepted General Partnerships
         Schedule 1.02(c)        FPS
         Schedule 1.02(d)        Material Adverse Effect
         Schedule 1.02(f)        Surety Bond Obligations
         Schedule 2.01(b)        Existing Letters of Credit
         Schedule 7.02(b)        Liabilities
         Schedule 7.03           Litigation
         Schedule 7.10           Title Exceptions
         Schedule 7.14           Subsidiaries
         Schedule 7.17           Environmental Matters
         Schedule 7.20           Hedging Agreements
         Schedule 7.23           Gas Imbalances
         Schedule 7.24           Marketing Contracts
         Schedule 7.29           Description of Deposit Accounts and
                                 Securities Accounts
         Schedule 9.02(h)        Debt
         Schedule 9.03           Liens
         Schedule 9.05           Investments
         Schedule 9.06           Other Property

         THIS CREDIT AGREEMENT dated as of May 28, 2002, is among: EEX OPERATING L.P., a limited partnership formed under the laws of Texas (the "Borrower"), EEX CORPORATION, a corporation formed under the laws of Texas ("EEX", and together with the Borrower the "Obligors", and each an "Obligor"); JPMORGAN CHASE BANK (in its individual capacity, "JPMorgan"), as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent"); CANADIAN IMPERIAL BANK OF COMMERCE (in its individual capacity "CIBC"), as Syndication Agent (in such capacity, together with its successors in such capacity, the "Syndication Agent"); J.P. Morgan Securities Inc., as lead arranger and sole book runner (in such capacity, together with its successors in such capacity, the "Arranger"); CIBC WORLD MARKETS CORP., as the Co-Arranger (in such capacity, together with its successors in such capacity, the "Co-Arranger"); and each of the Lenders (as defined below) from time to time signatory hereto

         The Obligors have requested that the Lenders make loans to and issue letters of credit for the account of the Borrower in an aggregate principal amount not exceeding $250,000,000.00. The Lenders are prepared to make such loans and issue such letters of credit upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                       Definitions and Accounting Matters

         Section 1.01    Terms Defined Above.  As used in this Agreement, each
                         -------------------
term defined above shall have the meaning indicated above.

         Section 1.02 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

         "Account Collateral" shall mean the Borrower's and each Guarantor's right, title and interest, whether now existing or hereafter acquired or arising, in, to and under, each Deposit Account and Securities Account (including any successor accounts to any such accounts) and all amounts, investments and any other Property (including, but not limited to, securities, financial assets, investment property, security entitlements and instruments) at anytime deposited in or credited to any such account and all security entitlements with respect thereto, including all income or gain earned thereon and any proceeds thereof.

         "Additional Costs" shall have the meaning assigned such term in Section 5.01(a).

         "Affected Loans" shall have the meaning assigned such term in Section 5.04.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or executive officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person that owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "control" (including, with its correlative meanings, "controlled by" and "under common control with") such corporation or other Person.

         "Agents" shall mean collectively the Administrative Agent and the Syndication Agent; and "Agent" shall mean either the Administrative Agent or the Syndication Agent, as the context requires.

         "Aggregate Loan Commitments" at any time shall equal the sum of the Commitment-Loan of each Lender.

         "Aggregate Maximum Credit Amounts" at any time shall equal the sum of the Maximum Credit Amounts of the Lenders, as the same may be reduced pursuant to Section 2.03, and initially shall be $240,000,000.00.

         "Agreement" shall mean this Credit Agreement, as the same may from time to time be amended, supplemented or restated.

         "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

         "Applicable Margin" shall mean an applicable per annum Base Rate margin of 2.75% and an applicable per annum Eurodollar Rate margin of 4.00%; provided, that during the period beginning June 30, 2002 until such time as all Loans, LC Exposure, Surety LC Exposure and other amounts payable by the Borrower under this Agreement and the other Loan Documents have been paid in full and the Aggregate Loan Commitments terminated, the Applicable Margin will be increased by 0.50% on each successive Quarterly Date. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next change to the Applicable Margin.

         "Approved Counterparty" shall mean: (i) any Lender or any Affiliate of a Lender, (ii) any other Person whose long term senior unsecured debt rating is BBB/Baa2 by S&P and Moody's (or their equivalent) or higher and (iii) with regard to Hedging Agreements in respect of commodities and subject to the conditions set forth herein, any other Person listed on Schedule 1.02(a).

         "Approved Petroleum Engineers" shall mean (i) Netherland, Sewell &
         ------------------------------
Associates, Inc., and (ii) any other independent petroleum engineers reasonably acceptable to the Administrative Agent and the Majority Lenders.

         "Arctic 1 Drilling Rig Obligations" shall mean the Capital Expenditures in connection with drilling the OCS-G 8232 Well No. 4 in Garden Banks Block 344 (Devil's Island) as well as and without duplication any costs incurred through July 4, 2002 by EEX pursuant to the Offshore Drilling Contract dated October 15, 1998 between EEX and Global Marine Drilling Company.

         "Assignment" shall have the meaning assigned such term in Section 12.06(b).

         "Bcfe" shall mean billion cubic feet of natural gas equivalent.

         "Base Rate" shall mean, with respect to any Base Rate Loan, for any day, the higher of (i) the Federal Funds Rate for any such day plus 1/2 of 1% or
(ii) the Prime Rate determined by the Administrative Agent from time to time. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

         "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Base Rate.

         "Blocked Account Control Agreement" shall mean each agreement executed by either the Borrower or a Guarantor, as applicable, the Administrative Agent and the requisite depositary institution in substantially the form of Exhibit E-3 and providing the Administrative Agent, for the benefit of the Lenders, control over the applicable Deposit Account.

         "Business Day" shall mean any day other than a Saturday or Sunday or any other day on which commercial banks are authorized or required to close in New York, New York and Houston, Texas; and if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any such day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "BWT" shall mean Bob West Treasure L.L.C., a Delaware limited liability
          ---
company.

         "BWT Interest" shall have the meaning given such term in Section 7.28.

         "Call Agreement" shall mean that certain Amended and Restated Call Agreement, dated May 16, 2000, among EEX Capital Inc. and BWT.

         "Capital Expenditures" shall mean, for any period, the aggregate (determined without duplication) of all exploration and development expenditures and costs whether or not capital in nature and any other expenditures that are capitalized on the balance sheet (excluding for 2002 capitalized expenses in connection with the closing of this Agreement not to exceed $4,000,000.00) made by EEX and its Subsidiaries.

         "Capital Leases" shall mean, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

         "Cash Equivalents" shall have the meaning assigned such term in Section 9.05(f).

         "Casualty Event" shall mean any loss, casualty or other uninsured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any Property or asset of an Obligor or any of its Subsidiaries having a fair market value net of insurance in excess of $5,000,000.00.

         "Closing Date" shall mean the date the Initial Funding occurs pursuant to Section 6.01.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

         "Commitment-Loan" shall mean, for any Lender, its obligation to make Loans up to such Lender's Maximum Credit Amount.

         "Consolidated Net Income" shall mean with respect to EEX and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of EEX and its Consolidated Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any Person in which EEX or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of EEX and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other Person to EEX or to a Consolidated Subsidiary, as the case may be;
(ii) the net income (but not loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement (other than this Agreement), instrument or Governmental Requirement applicable to such Consolidated Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (iii) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (iv) any extraordinary gains or losses during such period, including gains or losses attributable to Property sales not in the ordinary course of business; and (v) the effect of a change in accounting principles and any gains or losses attributable to writeups or writedowns of assets for such period, including, without limitation, (1) non-cash writedowns under FASB Statement No. 19, (2) non-cash writedowns of assets under FASB Statement No. 121, and (3) non-cash gains, losses or adjustments under FASB Statement No. 133; and provided further that if EEX or any Consolidated Subsidiary shall acquire or dispose of any Property in excess of $5,000,000.00 in the aggregate during such period, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition, disposition or redesignation, as if such acquisition, disposition or redesignation had occurred on the first day of such period. Any severance costs incurred and not in excess of $6,000,000.00 in the aggregate during the term of this Agreement will be amortized in equal parts over the fiscal quarter incurred and the following three fiscal quarters.

         "Consolidated Subsidiaries" shall mean for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

         "Convertible Notes" shall mean, collectively, that certain (i) Amended and Restated Subordinated Convertible Note Number 1, dated December 17, 1999, made by EEX Reserves in favor of EEX in the face amount of $170,238,265.00, (ii) Subordinated Convertible Note Number 2, dated September 30, 2000, made by EEX Reserves in favor of EEX in the face amount of $2,638,525.00, (iii) Subordinated Convertible Note Number 3, dated March 31, 2001, made by EEX Reserves in favor of EEX in the face amount of $2,701,979.00, (iv) Subordinated Convertible Note Number 4, dated June 30, 2001, made by EEX Reserves in favor of EEX in the face amount of $13,656,517.00, (v) Subordinated Convertible Note Number 5, dated September 30, 2001, made by EEX Reserves in favor of EEX, in the face amount of $10,365,469.00, (vi) Subordinated Convertible Note Number 6, dated December 31, 2001, made by EEX Reserves in favor of EEX in the face amount of $10,417,972.00,
(vii) Subordinated Convertible Note Number 7, dated March 31, 2002, made by EEX Reserves in favor of EEX, in the face amount of $12,085,990.00 and (viii) Subordinated Convertible Note Number 8, dated April 30, 2002, made by EEX Reserves in favor of EEX, in the face amount of $12,214,056.00.

         "Debt" shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, bankers' acceptances, debentures, notes or other similar instruments;
(ii) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (iv) all obligations under Capital Leases; (v) all obligations under Synthetic Leases; (vi) all Debt (as described in the other clauses of this definition) of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt (as described in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss;
(viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (ix) obligations to deliver goods or services including Hydrocarbons in consideration of advance or forward payments, excluding gas balancing arrangements in the ordinary course of business; (x) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (xi) any Debt of a partnership for which such Person is liable either by agreement or because of a Governmental Requirement but only to the extent of such liability; (xii) Disqualified Capital Stock and (xiii) the undischarged balance of any production payments created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP. The Debt of any Person shall not include any accounts payable, accrued expenses or other liability of such Person to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities) which are not greater than 120 days past the invoice or billing date or, if greater than 120 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor.

         "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

         "Deposit Account" shall have the meaning assigned such term in the New York version of the Uniform Commercial Code.

         "Disqualified Capital Stock" shall mean any capital stock or other equity interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than capital stock or other equity interests, pursuant to a sinking fund obligation or otherwise, is convertible or is exchangeable for Debt or redeemable for any consideration other than capital stock or other equity interests at the option of the holder thereof, in whole or in part on or prior to the date that is one hundred and eighty (180) days after the Termination Date.

         "Dollars" and "$" shall mean lawful money of the United States of America.

         "Domestic Subsidiary" shall mean any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

         "EBITDAX" shall mean, for any period, the sum of Consolidated Net Income for such period plus (without duplication) the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, income taxes, depreciation, depletion, amortization and other noncash charges and expenses and exploration and abandonment expenses and any extraordinary losses (including for 2002 capitalized expenses in connection with the closing of this Agreement not to exceed $4,000,000.00; provided, that as this capitalized expense is amortized the amount deducted from Consolidated Net Income will not be added back to EBITDAX); minus (without duplication) the following income to the extent added to Consolidated Net Income in such period: all noncash income and any extraordinary gains.

         "EEX E&P" shall mean EEX E&P Company L.P., a Delaware limited
          -------
partnership.

         "EEX E&P Guaranty" shall mean that certain EEX E&P Company, L.P. Guaranty dated as of December 17, 1999, in favor of ENA pursuant to which EEX E&P guaranteed the obligations of BWT under the Enron Mark-to-Market Related Hedges.

         "EEX Note" shall have the meaning assigned such term in Section
6.01(m).

         "EEX Reserves" shall mean EEX Reserves Funding LLC, a Delaware limited liability company.

         "Eligible Assignee" shall mean a Person (A) which either: (a) is primarily engaged in the business of commercial banking or lending or investing in bank loans and is (i) a Lender, (ii) a Subsidiary of a Lender, (iii) a Subsidiary of a Person of which a Lender is a Subsidiary, (iv) a Person of which a Lender is a Subsidiary or (iv) a Lender Affiliate, or (b) is consented to as an Assignee by the Borrower and the Administrative Agent, which consent shall not be unreasonably withheld or delayed; provided that no consent of the Borrower shall be required if an Event of Default shall have occurred and be continuing and (B) which, if a foreign Person, can make one of the agreements contained in Section 4.06(e)(i).

         "ENA" shall mean Enron North America Corp., a Delaware corporation.
          ---

         "Enron Mark-to-Market Related Hedges" shall mean that certain ISDA Master Agreement (Multicurrency-Cross Border) and Schedule to Master Agreement (Master Currency - Cross Border) and ISDA Credit Support Annex thereto, all dated as of December 17, 1999, among ENA and BWT, as amended May 16, 2000, together with those certain transactions evidenced by the: (i) Confirmation dated January 12, 2000 for that certain fixed to floating interest rate swap being ST Deal No. M235042; (ii) Confirmation dated May 31, 2000 for that certain fixed to floating interest rate swap being ST Deal No. M275489; and (iii) Second Revised Confirmation dated May 17, 2000 for that certain natural gas price swap being CSN60753.2.

         "Enron Prepay Obligation" shall mean the Natural Gas Prepaid Forward Sale Contract dated December 17, 1999, by and between EEX E&P and BWT, as amended by First Amendment To Natural Gas Prepaid Forward Sale Contract dated May 16, 2000.

         "Environmental Laws" shall mean any and all Governmental Requirements pertaining to health, safety or the environment in effect in any and all jurisdictions in which an Obligor or any Subsidiary is conducting or at any time has conducted business, or where any Property of an Obligor or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA and the term "oil and gas waste" shall have the meaning specified in Section
91.1011 of the Texas Natural Resources Code ("Section 91.1011"); provided, however, that (i) in the event either OPA, CERCLA, RCRA or Section 91.1011 is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such retroactivity as provided by such amendment and (ii) to the extent the laws of the state in which any Property of an Obligor or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste," "disposal" or "oil and gas waste" which is broader than that specified in either OPA, CERCLA, RCRA or
Section 91.1011, such broader meaning shall apply.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

         "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with an Obligor or any Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

         "ERISA Event" shall mean (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder for which reporting has not been waived under such regulations, (ii) the withdrawal of an Obligor or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or
(v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "Eurodollar Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Rate".

         "Eurodollar Rate" shall mean, with respect to any Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) quoted by the Administrative Agent at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such Loan for the offering by the Administrative Agent in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the Administrative Agent for such Interest Period.

         "Event of Default" shall have the meaning assigned such term in Section 10.01.

         "Excepted Accounts" shall mean Deposit Accounts or Securities Accounts of an Obligor or a Guarantor which may be held with any depositary institution or Securities Intermediary, as applicable, and contain total cash, Cash Equivalents or other Property not in excess of $2,000,000.00 in the aggregate for all such accounts for purposes of escrowing monies in the ordinary course of business.

         "Excepted Liens" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (ii) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance or other social security, old age pension or public liability obligations; (iii) operators', vendors', carriers', warehousemen's, repairmen's, mechanics', suppliers', workers', materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or statutory landlord's liens, including lessee or operator obligations under statutes, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on private, state, federal or foreign lands or waters, each of which is in respect of obligations that have not been outstanding more than ninety (90) days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) Liens which
(A) arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and (B) are for claims which either are not greater than ninety (90) days past the invoice or billing date or are being contested in good faith by appropriate proceedings and as to which an Obligor or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by an Obligor or any Subsidiary or materially impair the value of such Property subject thereto; (v) Liens reserved in oil and gas mineral leases, or created by statute, to secure royalty, net profits interests, bonus payments, rental payments or other payments out of or with respect to the production, transportation or processing of Hydrocarbons, and compliance with the terms of such Hydrocarbon Interests, provided that such Liens secure claims which either are not greater than ninety
(90) days past the invoice or billing date or are being contested in good faith by appropriate proceedings and as to which an Obligor or its Subsidiary shall have set aside on its books such reserves as may be required pursuant to GAAP;
(vi) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depositary institution, provided that (A) no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System, and (B) no such deposit account is intended by an Obligor or any of its Subsidiaries to provide collateral to the depositary institution; (vii) all other non-consensual defects in title (which might otherwise constitute Liens) arising in the ordinary course of an Obligor's or Subsidiary's business or incidental to the ownership of their respective Properties; provided that no such Liens shall secure the payment of Debt or shall, in the aggregate, materially detract from the value or marketability of the Property subject thereto or materially impair the use or operation thereof in the operation of the business of an Obligor or Subsidiary; (viii) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of an Obligor or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any Property which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by an Obligor or any Subsidiary or materially impair the value of such Property subject thereto; (ix) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (x) judgment and attachment Liens not giving rise to an Event of Default, provided that (A) any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and
(B) no action to enforce such Lien has been commenced; (xi) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by any of the Obligors and their Subsidiaries in the ordinary course of business covering only the Property under lease; and (xii) Liens in respect of Production Payments and Reserve Sales.

         "Existing Senior Credit Facility" shall mean the Credit Agreement among EEX (successor to Enserch Exploration, Inc.), as Borrower, JPMorgan (successor to Texas Commerce Bank National Association, The Chase Manhattan Bank, N.A. and Chemical Bank), as Administrative Agent, Auction Agent and bookrunner for the Lenders, and the Lenders, dated as of May 1, 1995, as amended.

         "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as reasonably determined by the Administrative Agent.

         "Financial Statements" shall mean the consolidated financial statement or statements of EEX and its Consolidated Subsidiaries, the consolidating financial statements of EEX and its Consolidated Subsidiaries and the unconsolidated financial statements of the Borrower and EEX E&P referred to in
Section 7.02(a) as of December 31, 2001.

         "Fixed Charges" shall mean, for any period, the sum, without duplication, of (i) Interest Expense, (ii) principal payments on the Secured Notes, adjusted for any Secured Notes that have been repurchased by the Company,
(iii) Capital Expenditures by EEX and its Subsidiaries, excluding Arctic 1 Drilling Rig Obligations, all as calculated for such period; and (iv) cash income taxes paid.

         "Foreign Subsidiary" shall mean any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.

         "FPS" shall have the meaning assigned in Schedule 1.02(c).

         "FPS Capital Indenture" shall mean the Trust Indenture, Mortgage, Assignment of Interest and Security Agreement (1996-A) and (1996-B) among Wilmington Trust Company, as Corporate Grantor Trustee, John M. Beeson, Jr., as Individual Grantor Trustee, The Bank of New York, as Corporate Indenture Trustee, and Van Brown, as Individual Indenture Trustee, as amended, respectively, by the Relevant Amendment (2001-A) and (2001-B), each effective as of August 2, 2001, as supplemented by the Relevant Date Supplement (2001-A) and (2001-B), each dated as of August 2, 2001, and as amended, respectively by the Amendment to Relevant Amendment (2001-A) and (2001-B) dated August 24, 2001, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time in accordance with Section 9.04(b) (and whether or not with the original trustees, agents and lenders or other trustees, agents or lenders and whether provided under the original indenture or any other indenture or credit or other agreement).

     "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the Closing Date.

     "Governing Documents" shall mean Organizational Documents and, with respect to any form of business entity, resolutions and similar documents duly adopted by the owners or the governing board of the entity, in each case as amended from time to time.

     "Governmental Authority" shall mean, in respect of any Person, the country, the state, county, city and political subdivisions in which such Person or such Person's Property is located or which exercises valid jurisdiction over such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Obligors, the Subsidiaries or any of their Property or the Administrative Agent, any Lender or any Applicable Lending Office.

     "Governmental Requirement" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

     "Guarantors" shall mean EEX and all existing or hereafter created or acquired Domestic Subsidiaries other than the Borrower and EEX Reserves and its Subsidiaries.

     "Guaranty Agreement" shall mean an agreement executed by the Guarantors in substantially the form of Exhibit E-2 guarantying on a joint and several basis, unconditionally, payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time.

     "Hedging Agreements" shall mean any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.

     "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     "Hydrocarbon Interests" shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

     "Hydrocarbons" shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

     "Incumbent Board" shall have the meaning assigned such term in Section 10.01(j).

     "Indebtedness" shall mean any and all amounts owing or to be owing by the Borrower or any Guarantor (i) to the Administrative Agent, the Issuing Bank and/or Lenders under any Loan Document; (ii) to any Lender or any Affiliate of a Lender under any Hedging Agreements permitted by Section 9.18(b) and (c) and entered into while such Person (or its Affiliate) was a Lender hereunder; and
(iii) all renewals, extensions and/or rearrangements of any of the above.

     "Indemnified Parties" shall have the meaning assigned such term in Section 12.03(b).

     "Indemnity Matters" shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

     "Indonesian Properties" shall mean the undivided participating interest of EEX Asahan Ltd. in and to that certain Production Sharing Contract dated December 17, 1996, by and between Pertamina and Pt. Risjad Salim Resources Asahan, covering exploration and subsequent exploitation of hydrocarbons in the Asahan Area, Offshore Area, Indonesia.

     "Initial Funding" shall mean the funding of the initial Loans or issuance of the initial Letters of Credit pursuant to Section 6.01.

     "Initial Reserve Report" shall mean an internal report produced by EEX with an accompanying audit letter from Netherland, Sewell & Associates, Inc., dated as of December 31, 2001, with respect to the value of the domestic onshore Oil and Gas Properties of each Obligor and its Subsidiaries as of December 31, 2001.

     "Interest Expense" shall mean, for any period, the sum (determined without duplication) of the aggregate amount of interest expense paid (or payable) in cash during such period on Debt for borrowed money of EEX and its Subsidiaries (including the interest portion of payments under Capital Leases and Synthetic Leases and excluding fees paid to the Lenders, the Agents, the Arranger and the Co-Arranger in connection with the closing of this Agreement).

     "Interest Period" shall mean, with respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the numerically corresponding day in the first, second or third or, with the consent of each Lender, the sixth or twelfth calendar month thereafter, as the Borrower may select as provided in Section 2.02, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

     Notwithstanding the foregoing: (i) no Interest Period for any Loan may commence before and end after the Termination Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and
(iii) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.

     "Investment" shall mean, for any Person: (i) the acquisition (whether for cash, Property, services or securities or otherwise) of equity interests of any other Person or any unconditional agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale), (ii) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business), or (iii) the entering into of any guarantee of, or other contingent obligation with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

     "Issuing Bank" shall mean JPMorgan.

     "JPMorgan Commodity Price Deck" shall mean the forward price curves for oil, gas and related Hydrocarbons, and the direct value used in determining the Oil and Gas Property Volume calculation, prepared by JPMorgan consistent with its normal oil and gas lending criteria as it exists at that particular time and used in determining the borrowing base on other oil and gas credit facilities agented by JPMorgan.

     "Junior Capital" shall mean, with regard to EEX, either (i) subordinated debt (for purposes of this definition, "new debt") incurred in exchange for, or proceeds of which are used to refinance, all or a portion of the Secured Notes; provided that (a) such new debt is in an aggregate principal amount not in excess of 90% of the aggregate principal amount then outstanding on the Secured Notes as required by Section 9.04(b), (b) such new debt has a stated maturity no earlier than 180 days after the Termination Date, (c) such new debt has no amortization and does not require any mandatory prepayments earlier than 180 days after the Termination Date except from the proceeds of the sale of all or part of the FPS, (d) such new debt does not have a stated cash interest rate in excess of the interest rate of the current Secured Notes, (e) such new debt contains representations, covenants and defaults no more onerous than those set forth in the current FPS Capital Indenture, (f) such new debt may not be defeased, repurchased or repaid until 180 days after the Termination Date, (g) such new debt is secured only by security interests in the FPS and Secured Notes, (h) such new debt shall be subject to the Subordination Agreement attached as Exhibit H, and (i) such new debt shall not be guaranteed by an Obligor or any Subsidiary; or (ii) equity that is not Disqualified Capital Stock and that does not require any cash payments until 180 days after the Termination Date, in which the proceeds of either (i) and/or (ii) are used to refinance the Secured Notes as permitted by Section 9.04(b).

     "LC Commitment" at any time shall mean Ten Million Dollars
($10,000,000.00).

     "LC Exposure" at any time shall mean (without duplication): (i) the aggregate undrawn face amount of all uncancelled Letters of Credit issued pursuant to Section 2.01(b) and (ii) the aggregate of all amounts drawn under all Letters of Credit issued pursuant to Section 2.01(b) and not yet reimbursed.

     "Lender" shall mean each of the lenders that is a signatory hereto or which becomes a signatory hereto as provided in Section 12.06.

     "Lender Affiliate" shall mean, (i) with respect to any Lender, (a) an Affiliate of such Lender or (b) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (ii) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Letter of Credit Agreements" shall mean the written agreements of the Borrower with the Issuing Bank executed in connection with the issuance by the Issuing Bank of the Letters of Credit, such agreements to be on the Issuing Bank's customary form for letters of credit of comparable amount and purpose as from time to time in effect or as otherwise agreed to by the Borrower and the Issuing Bank.

     "Letters of Credit" shall mean the letters of credit issued pursuant to
Section 2.01(b) and (c) and all reimbursement obligations pertaining to any such letters of credit, and "Letter of Credit" shall mean any one of the Letters of Credit and the reimbursement obligations pertaining thereto. Each Letter of Credit issued hereunder may only be a stand-by letter of credit issued in US Dollars.

     "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (ii) production payments and the like payable out of Oil and Gas Properties. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, each Obligor and its Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

     "Loan Documents" shall mean this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit and the Security Instruments.

     "Loans" shall mean the loans made pursuant to Section 2.01(a).

     "Majority Lenders" shall mean, at any time while no Loans, Surety LC Exposure or LC Exposure is outstanding, Lenders having more than fifty percent (50%) of the Aggregate Maximum Credit Amounts; and at any time while Loans, Surety LC Exposure or LC Exposure is outstanding, Lenders holding more than fifty percent (50%) of the outstanding aggregate principal amount of the Loans and participation interests in the LC Exposure and Surety LC Exposure, as applicable (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)).

     "Material Adverse Effect" shall mean any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations or affairs of EEX and its Subsidiaries taken as a whole different from those reflected in the Financial Statements dated December 31, 2001 and in Schedule 1.02(d), excluding, however, the forward looking concerns discussed in the going concern qualification found in footnote 2 of the Financial Statements and in the report of the independent auditor to the Board of Directors and Shareholders, or from the facts represented or warranted in any Loan Document, (ii) the ability of each Obligor and its Subsidiaries taken as a whole to carry out their business as at the Closing Date or meet their obligations under the Loan Documents on a timely basis or (iii) the rights and remedies of the Lenders under the Loan Documents. The fact that EEX received a going concern qualification from its independent auditor on its December 31, 2001 Financial Statements shall not be a Material Adverse Effect.

     "Maximum Credit Amount" shall mean, as to each Lender, the amount set forth opposite such Lender's name on Annex I under the caption "Maximum Credit Amount", as the same may be reduced pursuant to Section 2.03 or modified from time to time to reflect any assignments permitted by Section 12.06(b).

     "Monthly Date" shall mean the last Business Day of each Month.

     "Moody's" shall mean Moody's Investors Service, Inc. and any successors thereto that is a nationally recognized rating agency.

     "Mortgaged Property" shall mean the Property owned by each Obligor or any Guarantor and which is subject to the Liens existing and to exist under the terms of the Security Instruments.

     "Multiemployer Plan" shall mean a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.

     "Notes" shall mean the promissory notes of the Borrower described in
Section 2.06 and being substantially in the form of Exhibit A hereto, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

     "Notice of Termination" shall have the meaning assigned such term in
Section 5.06(a).

     "Offshore Capital Expenditures" shall mean Capital Expenditures other than those related to onshore North American operations, but shall include Arctic 1 Drilling Rig Obligations.

         "Oil and Gas Properties" shall mean Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

         "Oil and Gas Property Volume" shall have the meaning assigned such term in Section 9.01(c).

         "Operating Budget" shall have the meaning assigned such term in Section 8.01(n).

         "Organizational Documents" shall mean (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the articles of formation, operating agreement and similar documents; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation.

         "Other Taxes" shall have the meaning assigned such term in Section 4.06(c).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

         "Percentage Share" shall mean the percentage for a Lender as indicated on Annex I hereto, as modified from time to time to reflect any assignments permitted by Section 12.06(b).

         "Person" shall mean any individual, corporation, company, limited liability company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

         "Plan" shall mean any employee pension benefit plan, as defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA or which is intended to be qualified under Section 401(a) of the Code, excluding any such Plan which is a Multiemployer Plan, and which (i) is currently or hereafter sponsored, maintained or contributed to by an Obligor or an ERISA Affiliate or
(ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by an Obligor or an ERISA Affiliate.

         "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount payable under this Agreement or any other Loan Document, a rate per annum equal to 2% per annum above the Base Rate or Eurodollar Rate, as applicable, as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate.

         "Prime Rate" shall mean the rate of interest from time to time announced publicly by the Administrative Agent at the Principal Office as its prime commercial lending rate. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate, it being understood that many of the Administrative Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

         "Principal Office" shall mean the principal office of the Administrative Agent, located as of the date hereof at Loan and Agency Services, JPMorgan Chase Bank, One Chase Manhattan Plaza, 8th floor, New York, NY 10081, or such other location as designated by the Administrative Agent from time to time.

         "Process Agent" shall have the meaning set forth in Section 12.13(c).

         "Production Payments and Reserve Sales" shall mean the grant or transfer by an Obligor or a Subsidiary to any Person of a royalty, overriding, net profits interest, production payment (whether volumetric production payments or dollar denominated production payments), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, but only pursuant to incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists and other providers of technical services to an Obligor or a Subsidiary.

         "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Quarterly Dates" shall mean the last day of each March, June, September and December, in each year, the first of which shall be June 30, 2002; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

         "Regulatory Change" shall mean, with respect to any Lender, any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

         "Remedial Work" shall have the meaning assigned such term in Section 8.04(a).

         "Replacement Lenders" shall have the meaning assigned such term in
Section 5.06(b).

         "Required Lenders" shall mean, at any one time while no Loans, Surety LC Exposure or LC Exposure is outstanding, Lenders having more than 66 2/3% of the Aggregate Maximum Credit Amounts; and at any time while Loans, Surety LC Exposure or LC Exposure is outstanding, Lenders holding more than 66 2/3% of the outstanding aggregate principal amount of the Loans and participation interests in the LC Exposure and Surety LC Exposure, as applicable (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)).

         "Required Payment" shall have the meaning assigned such term in Section 4.04.

         "Reserve Report" shall mean a report, in form and substance satisfactory to the Administrative Agent, setting forth, as of each December 31 or June 30 the proved oil and gas reserves attributable to the Oil and Gas Properties of each Obligor and the Subsidiaries thereof (separately listing the Oil and Gas Properties of EEX E&P), together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time. Each of the Reserve Reports will be prepared by an Approved Petroleum Engineer, or alternately, prepared by the Obligors and audited by an Approved Petroleum Engineer (with such audit subject to satisfactory review and approval by the Administrative Agent).

         "Reserve Report Certificate" shall have the meaning assigned such term in Section 8.07(b).

         "Responsible Officer" shall mean the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Controller and the Treasurer of EEX.

         "Revolving Credit Period" shall mean the period from the Closing Date to and ending on the Termination Date.

         "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

         "Secured Notes" shall mean all notes from time to time issued and outstanding under and pursuant to the FPS Capital Indenture.

         "Securities Account" shall have the meaning assigned such term in the New York version of the Uniform Commercial Code.

         "Securities Account Control Agreement" shall mean each agreement executed by either the Borrower or a Guarantor, as applicable, the Administrative Agent and the requisite Securities Intermediary in substantially the form of Exhibit E-4 and providing the Administrative Agent, for the benefit of the Lenders, control over the applicable Securities Account.

         "Securities Intermediary" shall have the meaning assigned such term in the New York version of the Uniform Commercial Code.

         "Security Instruments" shall mean the Guaranty Agreement, Blocked Account Control Agreements, Securities Account Control Agreements, mortgages, deeds of trust and other agreements, instruments or certificates described or referred to in Exhibit E-1, and any and all other agreements or instruments now or hereafter executed and delivered by an Obligor or any other Person (other than Hedging Agreements with the Lenders or any Affiliate of a Lender or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, supplemented or restated from time to time.

         "Small Accounts" shall mean each Deposit Account or Securities Account of an Obligor or a Guarantor containing, for each such account, less than $1,000,000.00 total of cash, Cash Equivalents or other Property.

         "S&P" shall mean Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

         "Subsidiary" shall mean (i) any Person of which at least a majority of the outstanding shares of stock or other voting interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time stock of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by EEX or one or more of its Subsidiaries or by EEX and one or more of its Subsidiaries and (ii) any partnership of which EEX or any of its Subsidiaries is a general partner, other than existing general partnerships set forth in Schedule 1.02(b). Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of EEX and shall include EEX Reserves and its Subsidiaries.

         "Surety Bond Obligations" shall mean the obligations of the Borrower or any Domestic Subsidiary owing to a surety who has issued the bonds described on
Schedule 1.02(f) to support
the Borrower's or such Domestic Subsidiary's oil and gas operations in the ordinary course of business. Each Surety Bond Obligation shall not exceed the amount set forth for such obligation on Schedule 1.02(f). A Surety Bond Obligation once drawn or cancelled may not be renewed for purposes of the Surety LC Commitment.

         "Surety LC Commitment" shall mean up to Ten Million Dollars ($10,000,000.00), such amount only to be used to issue Letters of Credit as collateral security for the Surety Bond Obligations. The Surety LC Commitment may be reduced or terminated as provided in Sections 2.01(c) and 2.03.

         "Surety LC Exposure" at any time shall mean (without duplication): (i) the aggregate undrawn face amount of all uncancelled Letters of Credit issued pursuant to Section 2.01(c) and (ii) the aggregate of all amounts drawn under all Letters of Credit issued pursuant to Section 2.01(c) and not yet reimbursed.

         "Synthetic Leases" shall mean, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

         "Taxes" shall have the meaning assigned such term in Section 4.06(a).

         "Terminated Lender" shall have the meaning assigned such term in
Section 5.06(a).

         "Termination Date" shall mean, unless the Commitments are sooner terminated pursuant to Section 2.03 or Section 10.02, March 31, 2003.

         "Total Debt" shall mean, at any date, all Debt of each Obligor and its Subsidiaries on a consolidated basis other than Debt described under clause (ii) of the definition "Debt"; provided, that "Total Debt" shall include all payment obligations arising under Section 2.10(a) with respect to drawn Letters of Credit.

         "Type" shall have the meaning assigned such term in Section 1.04.

         "Unused Amount" shall mean the sum of (a) the Aggregate Loan Commitments minus the sum of the outstanding Loans and the LC Exposure plus (b) the Surety LC Commitment minus the Surety LC Exposure.

         "Wholly-Owned Subsidiary" shall mean, as to EEX, (i) any Subsidiary of which all of the outstanding shares of capital stock or other equity interests (other than any directors' qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by EEX or one or more of the Wholly-Owned Subsidiaries or by EEX and one or more of the Wholly-Owned Subsidiaries or (ii) any Subsidiary that is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Subsidiary to transact business in such foreign jurisdiction, provided that EEX, directly or indirectly, owns the remaining capital stock or ownership interest in such Subsidiary and, by contract or otherwise, controls the management and business of such Subsidiary and derives the economic benefits of ownership of such Subsidiary to substantially the same extent as if such Subsidiary were a Wholly-Owned Subsidiary.

         Section 1.03 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of each Obligor referred to in Section 7.02 (except for changes concurred with by the Obligors' independent public accountants).

         Section 1.04 Types of Loans. Loans hereunder are distinguished by "Type". The "Type" of a Loan refers to the determination whether such Loan is a Eurodollar Loan or a Base Rate Loan.

                                   ARTICLE II
                                   Commitments

         Section 2.01   Loans and Letters of Credit.
                        ---------------------------

         (a) Loans. Each Lender severally agrees, on the terms of this Agreement, to make loans to the Borrower during the period from and including (i) the Closing Date or (ii) such later date that such Lender becomes a party to this Agreement as provided in Section 12.06(b), to but excluding the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Lender's Commitment-Loan as then in effect; provided, however, that the aggregate principal amount of all such Loans by all Lenders hereunder at any one time outstanding together with the LC Exposure shall not exceed the Aggregate Loan Commitments. Subject to the terms of this Agreement, during the Revolving Credit Period, the Borrower may borrow, repay and reborrow the amount described in the preceding sentence.

         (b) Letters of Credit. During the Revolving Credit Period, each Lender that has agreed to act as an Issuing Bank agrees to extend credit for the account of the Borrower and each Guarantor at any time and from time to time by issuing, renewing, extending or reissuing Letters of Credit; provided, however, that the LC Exposure at any one time outstanding shall not exceed the lesser of (i) the LC Commitment or (ii) the Aggregate Loan Commitments, as then in effect, minus the aggregate principal amount of all Loans then outstanding. The Lenders shall participate in such Letters of Credit according to their respective Percentage Shares. Each of the Letters of Credit shall (A) be issued by the Issuing Bank no later than thirty (30) days prior to the Termination Date, (B) contain such terms and provisions as are reasonably required by the Issuing Bank, (C) be for the account of the Borrower and each Guarantor and (D) expire not later than the earlier of (1) one year from the date of issuance, renewal, extension or reissuance or (2) five days prior to the Termination Date; provided that any Letter of Credit with an expiry date occurring one year after its issuance may be renewed for additional one-year periods, subject to customary cancellation provisions, but not to exceed five days prior to the Termination Date. The existing letters of credit described on Schedule 2.01(b) hereto shall be incorporated, without reissuance, as Letters of Credit under this Agreement, and each Lender shall share in such Letters of Credit according to its Percentage Share.

         (c) Surety Letters of Credit. During the Revolving Credit Period, each Lender that has agreed to act as an Issuing Bank agrees to extend credit for the account the Borrower and each Guarantor at any time and from time to time by issuing, renewing, extending or reissuing Letters of Credit to be used solely as collateral security for the Surety Bond Obligations; provided, however, that the Surety LC Exposure at any one time outstanding shall not exceed the Surety LC Commitment. The Lenders shall participate in such Letters of Credit according to their respective Percentage Shares. Each such Letter of Credit shall (A) be issued by the Issuing Bank no later than thirty (30) days prior to the Termination Date, (B) contain such terms and provisions as are reasonably required by the Issuing Bank, (C) be for the account of the Borrower and each Guarantor and (D) expire not later than the earlier of (1) one year from the date of issuance, renewal, extension or reissuance or (2) five days prior to the Termination Date; provided that any such Letter of Credit with an expiry date occurring one year after its issuance may be renewed for additional one-year periods, subject to customary cancellation provisions, but not to exceed five days prior to the Termination Date. Letters of Credit issued under the Surety LC Commitment shall only be used as collateral for the Surety Bond Obligations. The Surety LC Commitment shall be reduced in size commensurate with each reduction or elimination of existing Surety Bond Obligations for which disbursements under Letters of Credit are not made.

         (d) Limitation on Types of Loans. Subject to the other terms and provisions of this Agreement, at the option of the Borrower, the Loans may be Base Rate Loans or Eurodollar Loans; provided that, without the prior written consent of the Majority Lenders, no more than seven (7) Eurodollar Loans may be outstanding at any time to any Lender.

         (e)            Borrowings in Dollars.  All Loans and Letters of Credit
                        ---------------------
hereunder shall be in Dollars.

         Section 2.02   Borrowings, Continuations and Conversions, Letters of
                        -----------------------------------------------------
Credit.
------

         (a) Borrowings. The Borrower shall give the Administrative Agent advance notice as hereinafter provided of each borrowing of Loans hereunder, which shall specify the aggregate amount of such borrowing, the Type and the date (which shall be a Business Day) of the Loans to be borrowed and, in the case of Eurodollar Loans, the duration of the Interest Period therefor.

         (b) Minimum Amounts. All Base Rate Loan borrowings shall be in amounts of at least $1,000,000.00 or the remaining balance of the Aggregate Loan Commitments, if less, or any whole multiple of $100,000.00 in excess thereof, and all Eurodollar Loans shall be in amounts of at least $5,000,000.00 or any whole multiple of $1,000,000.00 in excess thereof.

         (c) Notices. All borrowings, continuations and conversions shall require advance written notice from the Borrower to the Administrative Agent (which shall promptly notify the Lenders) in the form of Exhibit B hereto (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable when given, to be received by the Administrative Agent not later than 11:00 a.m. Houston, Texas time on the date of each Base Rate Loan borrowing and not later than 12:00 noon Houston, Texas time three (3) Business Days prior to the date of each Eurodollar Loan borrowing, continuation or conversion. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Administrative Agent may act without liability upon the basis of telephonic notice believed by the Administrative Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the Administrative Agent. Promptly following receipt of notice from the Borrower in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made part of the requested borrowing. All notices on behalf of the Borrower pursuant to this Section 2.02(c) shall be delivered by an Assistant Treasurer, the Treasurer or Chief Financial Officer of the Borrower.

         (d) Continuation Options. Subject to the provisions made in this Section 2.02(d), the Borrower may elect to continue all or any part of any Eurodollar Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in Section 2.02(c) to the Administrative Agent (which shall promptly notify the Lenders) of such election, specifying the amount of such Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrower shall be deemed to have elected to convert such Eurodollar Loan to a Base Rate Loan pursuant to Section 2.02(e). All or any part of any Eurodollar Loan may be continued as provided herein; provided that (i) any continuation of any such Loan (or any part thereof) shall be in amounts of at least $5,000,000.00 or any whole multiple of $1,000,000.00 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each Eurodollar Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto.

         (e) Conversion Options. The Borrower may elect to convert all or any part of any Eurodollar Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice as provided in Section 2.02(c) to the Administrative Agent (which shall promptly notify the Lenders) of such election. Subject to the provisions made in this
Section 2.02(e), the Borrower may elect to convert all or any part of any Base Rate Loan at any time and from time to time to a Eurodollar Loan by giving advance notice as provided in Section 2.02(c) to the Administrative Agent (which shall promptly notify the Lenders) of such election. All or any part of any outstanding Eurodollar Loan may be converted as provided herein; provided that
(i) any conversion of any Base Rate Loan into a Eurodollar Loan (or any part thereof) shall be in amounts of at least $5,000,000.00 or any whole multiple of $1,000,000.00 in excess thereof and (ii) no Default shall have occurred and be continuing.

         (f)            Advances.  If the Administrative Agent shall have
                        --------
notified the Lenders in accordance with Section 2.02(c) then not later than 1:00 p.m. Houston, Texas time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Administrative Agent, to an account which the Administrative Agent shall specify, in immediately available funds, for the account of the Borrower. The amounts so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account designated by the Borrower.

         (g) Letters of Credit. The Borrower shall give the Issuing Bank (which shall promptly notify the Administrative Agent and the Lenders of such request) reasonable advance notice of each request for the issuance or the renewal or extension of a Letter of Credit hereunder which request shall specify the amount of such Letter of Credit, the date (which shall be a Business Day) such Letter of Credit is to be issued, renewed or extended, the duration thereof, the name and address of the beneficiary thereof, the form of the Letter of Credit and such other information as the Issuing Bank may reasonably request, all of which shall be reasonably satisfactory to the Issuing Bank. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Letter of Credit, the Issuing Bank shall issue such Letter of Credit to the beneficiary thereof. All notices on behalf of the Borrower pursuant to this Section 2.02(g) shall be delivered by an Assistant Treasurer, the Treasurer or Chief Financial Officer of the Borrower.

         In conjunction with the issuance of each Letter of Credit, the Borrower shall execute a Letter of Credit Agreement in form and substance reasonably satisfactory to the Issuing Bank. In the event of any conflict or inconsistency between any provision of a Letter of Credit Agreement and this Agreement, the Obligors, the Issuing Bank, the Administrative Agent and the Lenders hereby agree that the provisions of this Agreement shall govern.

         The Issuing Bank will send to the Borrower and each Lender, upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto.

         Section 2.03   Changes of Maximum Credit Amounts.
                        ---------------------------------

         (a)            Maximum Credit Amounts.  The Aggregate Loan Commitments
                        ----------------------
shall at all times be equal to the Aggregate Maximum Credit Amounts after adjustments resulting from reductions pursuant to Sections 2.03(b), (c) and (d).

         (b) Voluntary Reduction/Termination. The Borrower shall have the right to terminate in whole or to reduce in part the amount of the Aggregate Maximum Credit Amounts or the Surety LC Commitment at any time or from time to time upon not less than three (3) Business Days' prior notice to the Administrative Agent (which shall promptly notify the Lenders) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which in the case of any partial reduction shall not be less than $5,000,000.00 or any whole multiple of $1,000,000.00 in excess thereof) and shall be irrevocable and effective only upon receipt by the Administrative Agent; provided, however, that the Aggregate Maximum Credit Amounts can never be less than the sum of the outstanding Loans and the LC Exposure; provided, further, that the Surety LC Commitment can never be less than the Surety LC Exposure. If the Borrower voluntarily terminates the Aggregate Maximum

Credit Amounts, the Surety LC Commitment shall also terminate, if not otherwise terminated, on such date.

          (c)           Mandatory Reduction/Termination.
                        -------------------------------

               (i) In the event of any bond or equity issuance by EEX or any of its Subsidiaries, the Obligors will promptly upon receipt of the proceeds of such bond or equity issuance make or cause to be made a cash prepayment to the Administrative Agent with 100% of the net cash proceeds of such bond or equity issuance, and the Aggregate Maximum Credit Amounts shall be reduced by any amount equal to such prepayment; provided, that any such proceeds from the issuance of Junior Capital may first be applied to refinance the Secured Notes pursuant to Section 9.04(b); provided further, that any such proceeds from a bond or equity issuance by EEX E&P may first be applied by EEX E&P to pay off or refinance the Enron Prepay Obligation and the Enron Mark-to-Market Related Hedges pursuant to Section 9.04(c).

               (ii) If Properties other than the Indonesian Properties are sold or otherwise disposed of as permitted by Section 9.12(g) or (h), the Obligors will promptly upon receipt of the proceeds of such sale or disposition (except for sales or dispositions by EEX Reserves and its Subsidiaries until such time as EEX Reserves and its Subsidiaries are Guarantors hereunder) make or cause to be made a cash prepayment to the Administrative Agent with 100% of the net cash proceeds of such sale or disposition, the Aggregate Maximum Credit Amounts shall be reduced by an amount equal to such prepayment, and any Liens encumbering the Properties sold or otherwise transferred shall be released upon the authorization of the Administrative Agent at the closing of such sale without the necessity of further consent of the Lenders.

               (iii) If all or part of the FPS is sold and any of such proceeds are not applied to prepay the Secured Notes or Junior Capital, the Obligors shall promptly make a cash prepayment to the Administrative Agent with 100% of the net cash proceeds of such sale not so applied, and the Aggregate Maximum Credit Amounts shall be reduced by an amount equal to such prepayment.

               (iv) Upon prepayment in full and termination of the Aggregate Maximum Credit Amounts and while any Letter of Credit issued under the Surety LC Commitment is outstanding, all prepayments required under this Section 2.03(c) shall be applied as cash collateral for such Surety LC Exposure as provided in Section 2.10(b).

          (d)           Reinstatement. The Aggregate Maximum Credit Amounts or
                        -------------
the Surety LC Commitment once terminated or reduced may not be reinstated.

          Section 2.04  Fees.
                        ----

          (a) Commitment Fees. The Borrower shall pay to the Administrative Agent, for the account of each Lender, a commitment fee which shall accrue at the rate of 0.5% on the daily average amount of the Unused Amount. Accrued commitment fees shall be payable quarterly in arrears on each Quarterly Date and on the earlier of the date the Aggregate Maximum Credit Amounts and Surety LC Commitment are terminated or the Termination Date.

          (b)           Letter of Credit Fees.
                        ---------------------

               (i) The Borrower agrees to pay the Administrative Agent, for the account of each Lender, a quarterly letter of credit fee in respect of all Letters of Credit outstanding during such quarter, at the greater of $500.00 or a per annum rate equal to the Applicable Margin then in effect from time to time during such quarter for Eurodollar Loans, on such Lender's Percentage Share of the daily average aggregate stated amount of such Letters of Credit, payable in arrears on each Quarterly Date and on the later of the Termination Date or the date of termination of the last outstanding Letter of Credit.

               (ii) The Borrower agrees to pay the Administrative Agent, for the benefit of the Issuing Bank, with respect to each Letter of Credit a quarterly facing fee in respect of each Letter of Credit outstanding during such quarter, at the greater of $500.00 or a per annum rate of 0.125% on the daily average aggregate undrawn and unexpired stated amount of such Letter of Credit payable in arrears on each Quarterly Date and on the later of the Termination Date or the date of termination of the last outstanding Letter of Credit.

          (c) Restructuring Fee. The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders, a restructuring fee of $2,500,000.00 by September 30, 2002; provided, that in the event that EEX Corporation has received all governmental approvals for its proposed merger and has distributed all proxy and related voting materials to its shareholders, by September 30, 2002, then payment of said restructuring fee shall be delayed until November 30, 2002; provided, further, that if the merger has been consummated by November 30, 2002, then the Borrower shall have no obligation to pay said restructuring fee.

          Section 2.05 Several Obligations. The failure of any Lender to make any Loan to be made by it or to provide funds for disbursements or reimbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender.

          Section 2.06 Notes. The Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A hereto, dated (a) the Closing Date with respect to any Lender party hereto as of the Closing Date or (b) the date of the Assignment pursuant to Section 12.06(b) pursuant to which such Lender first became a party hereto, payable to the order of such Lender in a principal amount equal to its Maximum Credit Amount and Percentage Share of the Surety LC Commitment as in effect as of such respective date, or as such amount may be modified thereafter by any applicable Assignment, and otherwise duly completed. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender's or the Borrower's rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.

          Section 2.07   Prepayments.
                         -----------

          (a) Voluntary Prepayments. The Borrower may prepay the Base Rate Loans on any Business Day by giving notice not later than 11:00 a.m. Houston, Texas time on the date of the proposed prepayment to the Administrative Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day), the Type of Loan being prepaid and the amount of the prepayment (which shall be in increments of $100,000.00 that are not less than $1,000,000.00 or the remaining aggregate principal balance outstanding, if less) and shall be irrevocable and effective only upon receipt by the Administrative Agent; provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. The Borrower may prepay Eurodollar Loans on the same condition as for Base Rate Loans; provided that (i) such notice be given no later than 12:00 noon Houston, Texas time three (3) Business Days prior to the proposed date of prepayment,
(ii) the amount of such prepayment is in an increment of $1,000,000.00 that is not less than $5,000,000.00 and (iii) such prepayments of Eurodollar Loans shall be subject to the terms of Section 5.05.

          (b)            Mandatory Prepayments. (i) The Obligors shall make or
                         ---------------------
cause to be made all prepayments required under Section 2.03(c).

                (ii) If the Obligors and their Subsidiaries (other than EEX Reserves and its Subsidiaries until such time as the Enron Prepay Obligation has been terminated pursuant to Section 8.09(e)) shall hold cash and Cash Equivalents exceeding $10,000,000.00 in the aggregate for any period of three consecutive Business Days, the Obligors shall make a prepayment on the first Business Day immediately following such three day consecutive Business Day period in an amount equal to the excess of the fair market value of the cash and Cash Equivalents held by the Obligors and their Subsidiaries (other than EEX Reserves and its Subsidiaries until such time as the Enron Prepay Obligation has been terminated pursuant to Section 8.09(e)) on such Business Day over $10,000,000.00.

          (c)            Generally. Prepayments permitted or required under this
Section 2.07 shall be without premium or penalty, except as required under
Section 5.05 for prepayment of Eurodollar Loans. Any prepayments on the Loans may be reborrowed subject to the then effective Aggregate Loan Commitments.

          Section 2.08   Intentionally left blank.
                         ------------------------

          Section 2.09 Assumption of Risks. Each Obligor assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit. None of the Issuing Bank (except in the case of willful misconduct or gross negligence on the part of the Issuing Bank or any of its employees), its correspondents or any Lender shall be responsible for: the validity, sufficiency or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, insufficient, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex or otherwise, whether or not such messages be in code; for errors in translation or for errors in interpretation of technical terms; the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; the failure of any beneficiary or any transferee of any Letter of Credit to comply fully with conditions required in order to draw upon any Letter of Credit; or for any other consequences arising from causes beyond the Issuing Bank's control or the control of the Issuing Bank's correspondents. In addition, neither the Issuing Bank, the Administrative Agent nor any Lender shall be responsible for any error, neglect or default of any of the Issuing Bank's correspondents; and none of the above shall affect, impair or prevent the vesting of any of the Issuing Bank's, the Administrative Agent's or any Lender's rights or powers hereunder or under the Letter of Credit Agreements, all of which rights shall be cumulative. The Issuing Bank and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein, regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, each Obligor agrees that any action, inaction or omission taken or not taken by the Issuing Bank or by any correspondent for the Issuing Bank in good faith in connection with any Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on each Obligor and shall not put the Issuing Bank or its correspondents under any resulting liability to each Obligor.

          Section 2.10   Obligation to Reimburse and to Prepay.
                         -------------------------------------

          (a) If a disbursement by the Issuing Bank is made under any Letter of Credit, and the amount of such disbursement exceeds $1,000,000.00, then, to the extent permitted at that time by this Agreement, without the necessity of notice, such disbursement will automatically be made as a Base Rate Loan under this Agreement, the borrowing date with respect to such borrowing shall be the date of such drawing, and each Lender shall promptly make available to the Administrative Agent the amount of its Percentage Share of such disbursement upon receipt of notice from the Administrative Agent. However, for any disbursement in excess of $1,000,000.00 made by an Issuing Bank under a Letter of Credit issued under the Surety LC Commitment, such disbursement will automatically be made as a Base Rate Loan under the Surety LC Commitment; otherwise such Loan shall conform to the provisions of the preceding sentence, and all payments thereon and obligations with respect thereto shall be in conformity with this Agreement, except that such Loan shall not be added towards the Aggregate Maximum Credit Amounts ceiling. If the amount of such disbursement is less than $1,000,000.00 or reimbursement of such disbursement pursuant to a Base Rate Loan is not permitted at that time by this Agreement, then the Borrower shall pay to the Administrative Agent within two (2) Business Days after notice of any such disbursement is received by the Borrower, the amount of each such disbursement made by the Issuing Bank under the Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.10 or under other provisions of the Letter of Credit), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (A) the then applicable interest rate for Base Rate Loans through the second (2nd) Business Day after notice of such disbursement is received by the Borrower and
(B) thereafter, the Post-Default Rate (but in no event to exceed the Highest Lawful Rate) for the period from and including the third (3rd) Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount. The obligations of the Borrower under this Agreement with respect to each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the Security Instruments; (ii) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit or any of the Security Instruments;
(iii) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the Security Instruments, the transactions contemplated hereby or any unrelated transaction; (iv) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent, insufficient or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; (v) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit; and (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

          Notwithstanding anything in this Agreement to the contrary, the Borrower will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Issuing Bank, except where an Obligor or any Subsidiary actually recovers the proceeds for itself or the Issuing Bank of any payment made by the Issuing Bank in connection with such gross negligence or willful misconduct.

          (b) In the event of the occurrence of any Event of Default, a payment or prepayment with respect to the LC Exposure or the Surety LC Exposure is required under Section 2.07 or Section 2.03(c)(iv) or the maturity of the Notes, whether by acceleration or otherwise, an amount equal to the LC Exposure (or the excess attributable to the LC Exposure in the case of Section 2.07) or the Surety LC Exposure, as applicable, shall be deemed to be forthwith due and owing by the Borrower to the Issuing Bank and the Lenders as of the date of any such occurrence, and the Borrower's obligation to pay such amount shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such payments shall be held by the Administrative Agent on behalf of the Lenders as cash collateral securing the LC Exposure or the Surety LC Exposure in an account or accounts at the Principal Office, and the Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Lenders, a security interest in such cash collateral. In the event of any such payment by the Borrower of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the Administrative Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are outstanding under this

Agreement, the Notes or the Loan Documents, to remit to the Borrower amounts for which the contingent obligations evidenced by the Letters of Credit have ceased.

          (c) Each Lender severally and unconditionally agrees that it shall promptly pay the Issuing Bank, through the Administrative Agent, an amount equal to such Lender's Percentage Share of any disbursement made by the Issuing Bank under any Letter of Credit that is not reimbursed by the Borrower according to this Section 2.10 which payment shall constitute such Lender's purchase of a participation in the LC Exposure or Surety LC Exposure, as applicable, attributable thereto such that each such Lender shall be entitled to the ratable benefit of the Borrower's reimbursement obligations therefor or, alternatively, to make a Loan (for Letters of Credit arising under the LC Commitment) for the account of the Borrower equal to its Percentage Share of the amount disbursed.

          Section 2.11 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

          Section 2.12 Actions of the Obligors. Each Obligor hereby appoints the other Obligors to act as its agent for all purposes under this Agreement (including, without limitation, with respect to all matters relating to the borrowing and repayment of Loans) and agrees that (i) an Obligor may execute such documents on behalf of each other Obligor as it deems appropriate and each other Obligor shall be obligated by all of the terms of any such document executed on its behalf, (ii) any notice or communication delivered by the Administrative Agent or a Lender to an Obligor shall be deemed delivered to all Obligors and (iii) the Administrative Agent and the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by one Obligor on behalf of the other Obligors.

                                   ARTICLE III
                       Payments of Principal and Interest

          Section 3.01 Repayment of Loans. On the Termination Date, the Borrower shall repay the then outstanding aggregate principal on the Notes and all unreimbursed disbursements under Letters of Credit.

          Section 3.02   Interest.
                         --------

          (a) Interest Rates. The Borrower will pay to the Administrative Agent, for the account of each Lender, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date such Loan is made to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                (i) if such a Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin (as in effect from time to time), but in no event to exceed the Highest Lawful Rate; and

                (ii) if such a Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan plus the Applicable Margin (as in effect from time to time), but in no event to exceed the Highest Lawful Rate.

     (b) Post-Default Rate. Notwithstanding the foregoing, the Borrower will pay to the Administrative Agent, for the account of each Lender, interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, and (to the fullest extent permitted by law) on any other amount payable by the Borrower hereunder, under any Loan Document or under any Note held by such Lender to or for account of such Lender, for the period commencing on the date of the occurrence of an Event of Default until such Event of Default is cured or waived pursuant to the terms of this Agreement.

     (c) Due Dates. Accrued interest on Base Rate Loans shall be payable on each Monthly Date commencing on June 28, 2002, and on the Termination Date, and accrued interest on each Eurodollar Loan shall be payable on each Monthly Date and on the last day of the Interest Period therefor, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any Eurodollar Loan that is converted into a Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted) and all accrued and unpaid interest shall be due and payable on the Termination Date.

     (d) Determination of Rates. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the Borrower and the Lenders to which such interest is payable. Each determination by the Administrative Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties hereto.

                                   ARTICLE IV
                Payments; Pro Rata Treatment; Computations; Etc.

     Section 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower or any Guarantor under the Loan Documents shall be made in Dollars, in immediately available funds, to the Administrative Agent at such account in New York, New York as the Administrative Agent shall specify by notice to the Borrower from time to time, not later than 1:00 p.m. Houston, Texas time on the date on which such payments shall become due (for purposes of computing interest and fees, each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Each payment received by the Administrative Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender in immediately available funds. Except as provided in clause (ii) of the definition of "Interest Period", if the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment to the Administrative Agent of any principal of or interest on any borrowing, the Borrower shall notify the Administrative Agent of the Type of Loans to which such payment shall apply. In the absence of such notice, the Administrative Agent may specify the Type of Loans to which such payment shall apply, but, to the extent possible, such payment or prepayment will be applied first to the Loans comprised of Base Rate Loans.

     Section 4.02 Pro Rata Treatment. Except to the extent otherwise provided herein, each Lender agrees that: (a) each borrowing from the Lenders under
Section 2.01 and each continuation and conversion under Section 2.02 shall be made from the Lenders pro rata in accordance with their Percentage Share of the Loan being so borrowed, continued or converted, each payment of commitment fee or Letter of Credit fees under Section 2.04(b)(i) shall be made for account of the Lenders pro rata in accordance with their respective Percentage Shares, and each termination or reduction of the amount of the Aggregate Maximum Credit Amounts or Surety LC Commitment under Section 2.03 shall be applied to the Maximum Credit Amount or the Surety LC Commitment, as applicable, of each Lender, pro rata in accordance with its Percentage Share; (b) each payment of principal of Loans shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amount of the Loans held by all Lenders; (c) each payment of interest of Loans shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to all of the Lenders; and (d) each reimbursement by the Borrower of disbursements under Letters of Credit shall be made for account of the Issuing Bank or, if funded by the Lenders, pro rata for the account of the Lenders, in accordance with the amounts of reimbursement obligations due and payable to each respective Lender.

     Section 4.03 Computations. Interest on Eurodollar Loans and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

     Section 4.04 Non-receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or the Borrower prior to the date on which such notifying party is scheduled to make payment to the Administrative Agent (in the case of a Lender) of the proceeds of a Loan or a payment under a Letter of Credit to be made by it hereunder or (in the case of the Borrower) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until but excluding the date the Administrative Agent recovers such amount at a rate per annum which, for any Lender as recipient, will be equal to the Federal Funds Rate, and for the Borrower as recipient, will be equal to the Base Rate plus the Applicable Margin.

     Section 4.05   Set-off, Sharing of Payments, Etc.

     (a) Right of Set-off. Each Obligor agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall have the right and be entitled, at its option, to offset (i) balances held by it for account of such Obligor or any Subsidiary at any of its offices, in Dollars or in any other currency, and
(ii) amounts due and payable to such Lender under any Hedging Agreement, against any principal of or interest on any of such Lender's Loans, or any other amount due and payable to such Lender hereunder, which is not paid when due (regardless of whether such balances are then due to such Person), in which case it shall promptly notify the Borrower and the Administrative Agent thereof, provided that such Lender's failure to give such notice or to so consult shall not affect the validity thereof.

     (b) Sharing. If any Lender shall obtain payment of any principal of or interest on any Loan made by it to the Borrower under this Agreement (or reimbursement as to any Letter of Credit) through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest (or reimbursement) then due hereunder by the Borrower to such Lender than the percentage received by any other Lenders, it shall promptly (i) notify the Administrative Agent and each other Lender thereof and
(ii) purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans (or participations in Letters of Credit) made by such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Lenders (or reimbursements of Letters of Credit). To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Obligors agree that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans (or Letters of Credit) in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Obligors. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section
4.05 to share the benefits of any recovery on such secured claim.

     Section 4.06   Taxes.
                    -----

     (a) Payments Free and Clear. Any and all payments by the Obligors hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the Issuing Bank and the Administrative Agent, taxes imposed on its income, receipts, total assets, net worth, shareholders' capital and franchise or similar taxes imposed on it, by
(i) any jurisdiction (or political subdivision thereof) of which the Administrative Agent, the Issuing Bank or such Lender, as the case may be, is a citizen or resident or in which such Lender has an Applicable Lending Office,
(ii) the jurisdiction (or any political subdivision thereof) in which the Administrative Agent, the Issuing Bank or such Lender, as the case may be, is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Lender, the Issuing Bank or the Administrative Agent, as the case may be, is doing business as of the date hereof in which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

     (b) Additional Amounts. If an Obligor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to or for the benefit of a Lender, the Issuing Bank or the Administrative Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Lender, the Issuing Bank or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made and (ii) such Obligor shall make such deductions, pay the full amount deducted to the relevant taxing authority or other Governmental Authority and file any necessary forms to report such deduction or withholding, all in accordance with applicable law.

     (c) Other Taxes. In addition, to the fullest extent permitted by applicable law, the Obligors agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment or any other Loan Document (hereinafter referred to as "Other Taxes").

     (d) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE OBLIGORS WILL INDEMNIFY EACH LENDER, THE ISSUING BANK AND THE AGENTS FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 4.06) PAID BY SUCH LENDER, THE ISSUING BANK OR ANY AGENT (ON THEIR BEHALF OR ON BEHALF OF ANY LENDER), AS THE CASE MAY BE, AND ANY LIABILITY (INCLUDING, WITHOUT LIMITATION, PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS SUCH LENDER'S PAYMENT OF SUCH TAXES OR OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT TO THE EXTENT

DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL NON-APPEALABLE JUDGMENT. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY (30) DAYS AFTER THE DATE ANY LENDER, THE ISSUING BANK OR THE RELEVANT AGENT, AS THE CASE MAY BE, MAKES WRITTEN DEMAND THEREFOR.

          (e)        Lenders' Agreements to Deliver Documents.
                     ----------------------------------------

               (i) Each Lender that is not a corporation or banking association organized under the laws of the United States of America or any state thereof agrees to provide to the Borrower and the Administrative Agent on the Closing Date, or on the date of its delivery of the Assignment pursuant to which it becomes a Lender, and to the extent it may lawfully do so at such other times as required by United States law or as the Borrower or the Administrative Agent shall reasonably request, accurate and complete copies (together with any required certification) of (A) Internal Revenue Service Form W-8ECI (or successor form) or Internal Revenue Service Form W-8 BEN (or successor form) and/or (B) such other or supplemental forms that may at any time be requested by the Borrower or the Administrative Agent in order to enable the Borrower or the Administrative Agent to make payments hereunder without withholding for or on account of Taxes or with such withholding at a reduced rate, so long as the provision of such form would not, in the sole determination of such Lender, be disadvantageous to such Lender.

               (ii) For any period with respect to which a Lender has failed to provide the Borrower with a form required pursuant to this Section 4.06, if any (other than if such failure is due to a change in a Governmental Requirement occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to receive additional amounts or to indemnification under this Section 4.06 with respect to Taxes imposed by the United States of America to the extent such Taxes would not have been imposed but for such failure to provide such form; provided, however, that should a Lender that is otherwise exempt from or subject to a reduced rate of Taxes become subject to Taxes or greater Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to obtain a refund or credit of such Taxes.

               (iii) Any Lender claiming any additional amounts payable pursuant to this Section 4.06 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Administrative Agent or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                     (f) Refunds. Should any Lender or the Administrative Agent receive any refund, credit or deduction from any taxing authority to which such Lender or the Administrative Agent would not be entitled but for the indemnification or payment of additional amounts pursuant to this Section 4.06 (it being understood that the decision as to whether or not to claim, and if claimed, as to the amount of any such refund, deduction or credit shall be made by such Lender or the Administrative Agent, as the case may be, in its sole discretion), such Lender or the Administrative Agent, as the case may be, thereupon shall repay to the Borrower an amount with respect to such refund, credit or deduction equal to any net reduction in taxes actually obtained by such Lender or the Administrative Agent as is attributable to such refund, credit or deduction.

                    (g) Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.06 shall survive the payment in full of principal and interest hereunder and the termination of this Agreement.

     Section 4.07 Disposition of Proceeds. The Security Instruments contain an assignment by the grantor thereunder unto and in favor of the Administrative Agent for the benefit of the Lenders of all of such Persons' interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property, and the Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, until the occurrence of an Event of Default, the Lenders (a) agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Lenders, but the Lenders will instead permit such proceeds to be paid to such Person and (b) hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to such Person.

                                    ARTICLE V
                      Additional Costs and Capital Adequacy

     Section 5.01   Additional Costs.
                    ----------------

     (a) Eurodollar Regulations, etc. The Borrower shall pay directly to each Lener from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to its making or maintaining any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Eurodollar Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any Note in respect of any of such Eurodollar Loans (other than taxes imposed on the overall net income, receipts, total assets, net worth and franchise and other similar taxes of such Lender or of its Applicable Lending Office for any of such Eurodollar Loans by the jurisdiction in which such Lender has its principal office or Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such Lender, or any portion of the Commitment or Loans of such Lender or the Eurodollar interbank market; or (iii) imposes any other condition affecting this Agreement or any Note (or any of such extensions of credit or liabilities) or such Lender's Commitment or Loans.

Each Lender will notify the Administrative Agent and the Borrower of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States. If any Lender requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to such Lender, suspend the obligation of such Lender to make additional Eurodollar Loans until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

         (b) Regulatory Change. Without limiting the effect of the provisions of Section 5.01(a), in the event that, by reason of any Regulatory Change or any other circumstances arising after the Closing Date affecting such Lender, the Eurodollar interbank market or such Lender's position in such market, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrower, the obligation of such Lender to make additional Eurodollar Loans shall be suspended until such Regulatory Change or other circumstances ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

         (c) Capital Adequacy. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay directly to any Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attributable to the maintenance by such Lender or its parent or holding company (or any Applicable Lending Office), pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of its Commitment, its Notes, its Loans or any interest held by it in any Letter of Credit, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company (or any Applicable Lending Office) to a level below that which such Lender or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Governmental Requirement. Such Lender will notify the Borrower that it is entitled to compensation pursuant to this Section 5.01(c) as promptly as practicable after it determines to request such compensation.

         (d) Compensation Procedure. Any Lender notifying the Borrower of the incurrence of Additional Costs under this Section 5.01 shall in such notice to the Borrower and the Administrative Agent set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by each Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b), or of the effect of capital maintained pursuant to Section 5.01(c), on its costs or rate of return of maintaining Loans or its obligation to make Loans or issue Letters of Credit, or on amounts receivable by it in respect of Loans or Letters of Credit, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive and binding absent manifest error for all purposes, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this Section 5.01 shall be paid by the Borrower within thirty (30) days of the receipt by the Borrower of the notice described in this Section 5.01(d).

     Section 5.02   Limitation on Eurodollar Loans. Anything herein to the
                    ------------------------------
contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest Period:

     (a) the Administrative Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in
Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein or that funds are not available to the Lenders in the interbank market in the relevant amounts; or

     (b) the Administrative Agent determines (which determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.02 upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining Eurodollar Loans, then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans.

     Section 5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 shall be applicable).

     Section 5.04 Base Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03. If the obligation of any Lender to make Eurodollar Loans shall be suspended pursuant to Sections 5.01, 5.02 or 5.03 ("Affected Loans"), all Affected Loans which would otherwise be made by such Lender shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01(a), Section 5.01(b) or Section 5.03 has occurred and such Lender so requests by notice to the Borrower, all Affected Loans of such Lender then outstanding shall be converted at the end of the applicable Interest Period (unless otherwise required by Governmental Requirement) into Base Rate Loans), and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans.

     Section 5.05   Compensation. The Borrower shall pay to each Lender promptly
                    ------------
upon receipt of written demand of such Lender (which demand shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding absent manifest error for all purposes, provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability (other than loss of profit) which such Lender determines are attributable to:

          (i) any payment, prepayment or conversion of a Eurodollar Loan properly made by such Lender or the Borrower for any reason (including, without limitation, the conversion or acceleration of the Loans pursuant to
     Section 10.02) on a date other than the last day of the Interest Period for such Loan; or

          (ii) any failure by the Borrower for any reason (including, without limitation, the failure of any of the conditions precedent specified in Article VI to be satisfied) to prepay, borrow, continue or convert a Eurodollar Loan from such Lender on the date for such prepayment, borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 2.02(c).

     Section 5.06   Replacement Lenders.
                    -------------------

     (a) Terminated Lenders. If any Lender (i) has notified the Borrower and the Administrative Agent of its incurring Additional Costs under
Section 5.01 or (ii) has required the Borrower to make payments for Taxes under
Section 4.06, then the Borrower may, unless such Lender has notified the Borrower and the Administrative Agent that the circumstances giving rise to such notice no longer apply, terminate, in whole but not in part, the Commitment of such Lender (other than the Administrative Agent) (the "Terminated Lender") at any time upon five (5) Business Days' prior written notice to the Terminated Lender and the Administrative Agent (such notice referred to herein as a "Notice of Termination").

     (b) Replacement Lenders. In order to effect the termination of the Commitment of the Terminated Lender, the Borrower shall: (i) obtain an agreement with one or more Lenders to increase their respective Commitment and/or (ii) request any one or more other banking institutions to become parties to this Agreement in place and instead of such Terminated Lender and agree to accept a Commitment; provided, however, that such one or more other banking institutions are reasonably acceptable to the Administrative Agent and become parties by executing an Assignment (the Lenders or other banking institutions that agree to accept in whole or in part the Commitment of the Terminated Lender being referred to herein as the "Replacement Lenders"), such that the aggregate increased and/or accepted Commitment of the Replacement Lenders under clauses
(i) and (ii) above equal the Commitment of the Terminated Lender.

     (c) Content of Notice of Termination. The Notice of Termination shall include the name of the Terminated Lender, the date the termination will occur, and the Replacement Lender or Replacement Lenders to which the Terminated Lender will assign its Commitment and, if there will be more than one Replacement Lender, the portion of the Terminated Lender's Commitment to be assigned to each Replacement Lender.

     (d)            Effecting Termination. On the date on which the termination
                    ---------------------
will occur, (i) the Terminated Lender shall by execution and delivery of an Assignment assign its

Commitment to the Replacement Lender or Replacement Lenders indicated in the Notice of Termination and shall assign to the Replacement Lender or Replacement Lenders each of its Loans (if any) then outstanding and participation interests in Letters of Credit (if any) then outstanding, (ii) the Terminated Lender shall endorse its Notes, payable without recourse, representation or warranty to the order of the Replacement Lender or Replacement Lenders, (iii) the Replacement Lender or Replacement Lenders shall purchase the Notes held by the Terminated Lender at a price equal to the unpaid principal amount thereof plus interest and facility and other fees accrued and unpaid to said date of termination and (iv) the Replacement Lender or Replacement Lenders will thereupon succeed to and be substituted in all respects for the Terminated Lender with like effect as if becoming a Lender pursuant to the terms of Section 12.06(b), and the Terminated Lender will have the rights and benefits of an assignor under Section 12.06(b). To the extent not in conflict, the terms of Section 12.06(b) shall supplement the provisions of this Section 5.06(d). For each assignment made under this
Section 5.06, the Replacement Lender shall pay to the Administrative Agent the processing fee provided for in Section 12.06(b). The Borrower will be responsible for the payment of any breakage costs associated with termination of the Terminated Lender, as set forth in Section 5.05.

     Section 5.07 Time Limit. Notwithstanding anything to the contrary contained in Sections 5.01 through 5.05, the Borrower shall not be required to reimburse or pay any costs or expenses to any Lender as required by such Sections which have accrued more than 180 days prior to such Lender's giving notice to the Borrower that such Lender has suffered or incurred such costs or expenses, except to the extent that any Regulatory Change giving rise thereto shall be retroactive beyond such 180 days.

                                   ARTICLE VI
                              Conditions Precedent

     Section 6.01 Initial Funding. The obligation of the Lenders to make the Initial Funding is subject to the receipt by the Agents and the Lenders of all fees payable pursuant to Section 2.04 on or before the Closing Date or as otherwise agreed to in writing among the Obligors, the Agents and the Arranger and the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the Administrative Agent in form and substance:

     (a) a certificate dated the Closing Date of the Secretary or an Assistant Secretary of each of the Obligors and Guarantors or the general partner of each such Person that is a partnership setting forth (i) resolutions of its board of directors (or applicable governing body) with respect to the authorization of such Person to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of such Person (y) who are authorized to sign the Loan Documents to which such Person is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and
(iv) the Organizational Documents of such Person, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from such Person to the contrary;

         (b) certificates of the appropriate state agencies with respect to the existence, qualification and good standing of each Obligor and Guarantor;

         (c) a compliance certificate which shall be substantially in the form of Exhibit C, duly and properly executed by a Responsible Officer and dated as of the date of Initial Funding;

         (d)     this Agreement and the Notes, duly completed and executed;

         (e) the Security Instruments, including those described on Exhibit E-1 (other than the Blocked Account Control Agreements and the Securities Account Control Agreements for Deposit Accounts or Securities Accounts with a depositary institution or Securities Intermediary other than JPMorgan or an Affiliate thereof), duly completed and executed in a sufficient number of counterparts for recording, if necessary. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall:

                 (i) be reasonably satisfied that the Security Instruments create (a) first and prior security interests in the issued and outstanding capital stock and other equity and ownership interests of all existing or hereafter created or acquired Domestic Subsidiaries of the Obligors and Guarantors (other than the Subsidiaries of EEX Reserves, and in the case of EEX Reserves only the rights to share in allocations and distributions on the outstanding ownership interests of EEX Reserves actually owned by the Obligors and Guarantors), as well as sixty-five percent (65%) of such issued and outstanding stock and other equity interests of all existing or hereafter created or acquired first-tier Foreign Subsidiaries (other than EEX Asahan Ltd.) of the Obligors and Guarantors, (b) first and prior mortgage liens and security interests (subject only to Excepted Liens identified in clauses (i) to (v), (vii), (viii), (xi) and (xii) of the definition thereof) covering all of the Borrower's and Guarantors' off-shore Oil and Gas Properties and all proved and probable reserves attributable to the Borrower's and Guarantors' onshore Oil and Gas Properties (other than Oil and Gas Properties outside the states of Texas and Louisiana not exceeding an aggregate amount of $500,000.00), and (c) first and prior security interests (subject to Excepted Liens) in the other material tangible and intangible assets of the Borrower and Guarantors, including, without limitation, the EEX Note and the Convertible Notes; provided, however, that in no event shall the aforementioned first and prior mortgage lien and security interest extend to the FPS or any Secured Notes repurchased by the Obligors;

                 (ii) be reasonably satisfied that the Security Instruments create security interests in any hedging obligations owing to the Lenders or their Affiliates permitted under this Agreement;

                 (iii) have received certificates, together with undated, blank stock powers for each such certificate, representing all of the issued and outstanding capital stock or equivalent ownership interest of each of the Domestic Subsidiaries (other than the Subsidiaries of EEX Reserves and not less than 65% of all of the issued and outstanding capital stock or equivalent ownership interest of each first-tier Foreign Subsidiary (other than EEX Asahan Ltd.) which is directly owned by either an Obligor or a Domestic Subsidiary; and

               (iv) have received fully executed Blocked Account Control Agreements and Securities Account Control Agreements in substantially the same form as Exhibit E-3 and E-4, as the case may be, for all Deposit Accounts and Securities Accounts, as applicable, that a Borrower and Guarantor holds with JPMorgan or an Affiliate thereof.

          (f) an opinion addressed to each of the Agents, Issuing Bank and Lenders of (i) Akin, Gump, Strauss, Hauer & Feld, L.L.P., counsel to the Obligors, substantially in the form of Exhibit D-1 hereto, (ii) Richard L. Edmonson, General Counsel of the Obligors, substantially in the form of Exhibit D-2 hereto, (iii) local counsel in each of the following states: Texas, Louisiana and any other jurisdictions requested by the Administrative Agent, substantially in the forms of Exhibit D-3(a) and (b) hereto, and (iv) local counsel in the Cayman Islands, substantially in the form of Exhibit D-4 hereto;

          (g) a certificate of insurance coverage of the Obligors evidencing that the Obligors are carrying insurance in accordance with Section 7.19;

          (h) title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to EEX's and each of its Subsidiaries' Oil and Gas Properties;

          (i) evidence of the reasonably satisfactory environmental condition of EEX's and each of its Subsidiaries' Property;

          (j) the Initial Reserve Report accompanied by a Reserve Report Certificate covering the matters described in Section 8.07(b);

          (k) appropriate UCC search certificates reflecting no prior liens or security interests encumbering the Mortgaged Properties other than those being assigned or released on the Closing Date or Liens permitted by
Section 9.03, for each of the following jurisdictions: Texas and Louisiana;

          (l) (i) an audited consolidated balance sheet as of December 31, 2001 and related consolidated statement of operations, shareholders' equity and cash flow for the year ended December 31, 2001 of EEX and its Consolidated Subsidiaries, setting forth in comparative form the figures for the previous fiscal year and accompanied by the related opinion of an independent public accountant of recognized national standing which opinion shall state that said consolidated financial statements present fairly in all material respects the consolidated financial condition and consolidated results of operations of EEX and its Consolidated Subsidiaries, in accordance with GAAP except for such changes in such principles with which the independent public accountant shall have concurred, (ii) an unaudited consolidating balance sheet as of December 31, 2001 and related consolidating statement of operations for the year ended December 31, 2001 of EEX and its Consolidated Subsidiaries and (iii) an unaudited unconsolidated balance sheet, statement of operations, shareholders' equity and cash flow for the year ended December 31, 2001 for each of the Borrower and EEX E&P, each of (i), (ii) and (iii) accompanied by a certificate from the Chief Financial Officer or Controller of EEX, which certificate shall state that said financial statements present fairly in all material respects the financial condition and results of operations (and with regard to (ii) the consolidating financial condition and consolidating results of operations) of the Persons covered by each such financial statement, and as to the financial statements in (i) and (iii) in accordance with GAAP;

         (m) a note made by EEX payable to the Borrower in an amount equal to the in tercompany loan made by the Borrower to EEX with the proceeds of the Loan from the Initial Funding (the "EEX Note") shall have been executed and delivered by EEX to the Borrower;

         (n) evidence that the Obligors' and EEX E&P's proved reserves attributable to the Oil and Gas Property, based on the most recent Reserve Report, are not less that 375 Bcfe;

         (o) evidence that EEX E&P has provided adequate notice of termination to ENA under the EEX E&P Guaranty of EEX E&P's guarantee of any hedging obligations other than the Enron Mark-to-Market Related Hedges;

         (p)     evidence that the Borrower owns the Convertible Notes;

         (q) evidence that EEX has made not less than a $100,000,000.00 prepayment on the Existing Senior Credit Facility; and

         (r) such other documents as the Agents or special counsel to the Administrative Agent may reasonably request.

         Section 6.02 Initial and Subsequent Loans and Letters of Credit. The obligation of the Lenders to make Loans to the Borrower upon the occasion of each borrowing hereunder (including the Initial Funding) and to issue, renew, extend or reissue Letters of Credit for the account of each Obligor is subject to the further conditions precedent that, as of the date of such Loans or such issuance, renewal, extension or reissuance and after giving effect thereto:

         (a)     no Default shall have occurred and be continuing;

         (b) no condition or event shall have occurred that could reasonably be expected to have or cause a Material Adverse Effect;

         (c)     the representations and warranties made by the Obligors in
Article VII and in the other Loan Documents shall be true in all material respects on and as of the date of the making of such Loans or issuance, renewal, extension or reissuance of a Letter of Credit with the same force and effect as if made on and as of such date and following the making of such Loan or the issuance, renewal, extension or reissuance of any Letter of Credit, except to the extent such representations and warranties are expressly limited to an earlier date;

         (d) the making of such Loan or the issuance, renewal, extension or reissuance of any Letter of Credit would not conflict with, or cause any Lender to, violate or exceed any applicable Governmental Requirements;

         (e) immediately after giving effect to the application of the proceeds of such Loan, the Obligors and their Subsidiaries shall not have cash or Cash Equivalents in excess of $10,000,000.00; and

         (f) the receipt by the Administrative Agent of a timely request therefor under Section 2.02.

         Each request for a Loan or issuance, renewal, extension or reissuance of a Letter of Credit by the Borrower hereunder shall constitute a certification by each Obligor to the effect set forth in the preceding sentence as of both the date of such notice and the date of such Loan or issuance, renewal, extension or reissuance of a Letter of Credit after giving effect thereto.

         Section 6.03 Termination of Agreement. Notwithstanding the foregoing, the obligation of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.04) on or prior to 5:00 p.m. Houston, Texas time on May 31, 2002 (and, in the event such conditions are not so satisfied or waived, the Aggregate Loan Commitments shall terminate).

                                   ARTICLE VII
                         Representations and Warranties

         Each Obligor represents and warrants to the Administrative Agent and the Lenders that each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each Loan and issuance, renewal, extension or reissuance of a Letter of Credit as provided in Section 6.02:

         Section 7.01 Existence. Each Obligor and Subsidiary: (a) is duly organized or formed, legally existing and in good standing, if applicable, under the laws of the jurisdiction of its formation, except where failure to so exist or remain in good standing could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where failure to have such power, licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify could reasonably be expected to have a Material Adverse Effect.

         Section 7.02   Financial Condition.
                        -------------------

         (a) The audited consolidated balance sheet as of December 31, 2001 and related consolidated statements of operations, shareholders' equity and cash flow for the year ended December 31, 2001 of EEX and its Consolidated Subsidiaries, the unaudited consolidating balance sheet and statement of operations for the year ended December 31, 2001 of EEX and its Consolidated Subsidiaries, and the unaudited unconsolidated balance sheet, statement of operations, shareholders' equity and cash flow for the year ended December 31, 2001 for each of the Borrower and EEX E&P, are complete and correct and present fairly in all material respects the financial condition of EEX and its Consolidated Subsidiaries on a consolidated and consolidating basis, as applicable, or the Borrower and EEX E&P, as at said date and the results and operations for the fiscal year or period, respectively, ending on said date, and as to the consolidated and unconsolidated financial statements in accordance with GAAP.

     (b) No Obligor or any Subsidiary has on the Closing Date (i) any material Debt (including Disqualified Capital Stock) or (ii) any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the Financial Statements or as described in Schedule 7.02(b). Since December 31, 2001, there has been no Material Adverse Effect.

     Section 7.03 Litigation. Except as set forth on Schedule 7.03, there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of any Obligor, threatened against or affecting such Obligor or any Subsidiary which involves the possibility of any judgment or liability against such Obligor or any Subsidiary
(a) which if adversely determined could reasonably be expected to have a Material Adverse Effect or (b) that involve the Loan Documents.

     Section 7.04 No Breach. After giving effect to the termination of the Existing Senior Credit Facility at the Closing Date, neither the execution and delivery of the Loan Documents nor compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective Governing Documents of each Obligor or any Subsidiary, any Governmental Requirement or any material agreement or instrument to which each Obligor or any Subsidiary is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of each Obligor or any Subsidiary pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.

     Section 7.05 Authority; Enforceability. Each Obligor and each Subsidiary has all necessary power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party. The execution, delivery and performance by each Obligor and each Subsidiary of the Loan Documents to which it is a party have been duly authorized by all necessary action on its part, and the Loan Documents constitute the legal, valid and binding obligations of such Obligor and such Subsidiary party thereto, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and general principles of equity.

     Section 7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any third Person are necessary for the execution, delivery or performance by each Obligor or any Subsidiary of the Loan Documents or for the validity or enforceability thereof, except for (a) the recording and filing of the Security Instruments as required by the Security Instruments; (b) filings, consents or approvals required for the exercise by the Administrative Agent of its rights under the Security Instruments; (c) filings under the Securities Exchange Act of 1934, as amended; and (d) routine filings to be made after the date hereof to maintain "good standing" in such jurisdictions and to maintain licenses and permits.

         Section 7.07 Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used to provide working capital and for general corporate purposes; provided, that (i) such proceeds shall not be used to make principal and interest payments on the Secured Notes in 2003 and (ii) Letters of Credit issued under the Surety LC Commitment shall only be used as collateral for the Surety Bond Obligations. Each Obligor is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

         Section 7.08 ERISA. Except where the taking of such action (or where the failure to take such action, as applicable) could reasonably be expected to have a Material Adverse Effect:

         (a) each Obligor and each ERISA Affiliate have complied with ERISA and, where applicable, the Code regarding each Plan;

         (b) each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code;

         (c) no act, omission or transaction has occurred with respect to any Plan which could result in imposition on any Obligor or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA;

         (d) no Plan (other than a defined contribution plan) or any trust created under any such Plan has been terminated in the last six years. No liability to the PBGC (other than for the payment of current premiums which are not past due) by any Obligor or any ERISA Affiliate has been or is expected by any Obligor or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred;

         (e) full payment when due has been made of all amounts which any Obligor or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan;

         (f) the actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of each Obligor's most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities by an amount in excess of $5,000,000.00. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

         (g) no Obligor or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, that may not be terminated by an Obligor or any ERISA Affiliate in its sole discretion at any time without any material liability;

         (h) no Obligor or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan; and

         (i) no Obligor or any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

         Section 7.09 Taxes. Each Obligor and its Subsidiaries has filed all United States Federal income tax returns and all other tax returns which are required to be filed by them and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by an Obligor or any Subsidiary, except any such taxes which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP. The charges, accruals and reserves on the books of an Obligor and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of such Obligor, adequate. No tax lien has been filed and, to the knowledge of such Obligor, no claim is being asserted with respect to any such tax or other such governmental charge.

         Section 7.10   Titles, Etc.  Except as set forth in Schedule 7.10:
                        -----------

         (a) Each Obligor and Subsidiary has good and defensible title to its material Oil and Gas Properties and good title to its material personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens, each Obligor or Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate such Obligor or such Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in such Obligor's or Subsidiary's net revenue interest in such Property.

         (b) All material leases and agreements necessary for the conduct of the business of each Obligor and the Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of EEX and the Subsidiaries, taken as a whole.

         (c) The rights, Properties and other assets presently owned, leased or licensed by each Obligor and the Subsidiaries including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit each Obligor and the Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the Closing Date.

         (d) All of the assets and Properties of each Obligor and the Subsidiaries which are reasonably necessary for the operation of its business are in reasonably good working condition and are maintained in accordance with prudent business standards.

         Section 7.11 No Material Misstatements. No written information, statement, exhibit, certificate, document or report furnished to the Administrative Agent and the Lenders (or any of them) by each Obligor or any Subsidiary in connection with the negotiation of this Agreement or other written information furnished pursuant to the Loan Documents (or modified or supplemented by other written information so furnished) contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to EEX and the Subsidiaries taken as a whole (other than omissions that pertain to matters of a general economic nature or matters of public knowledge that generally affect any of the industry segments of the Obligors or the Subsidiaries). There is no fact peculiar to the Obligors or any Subsidiary which has a Material Adverse Effect or in the future is reasonably likely to have (so far as the Obligors can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Administrative Agent by or on behalf of the Obligors or any Subsidiary prior to, or on, the Closing Date in connection with the transactions contemplated hereby. There are no statements or conclusions in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Reserve Report is necessarily based upon professional opinions, estimates and projections and that Obligors do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. No representation or warranty is made with respect to any Hydrocarbon Interest to which no proved oil or gas reserves are properly attributed.

         Section 7.12 Investment Company Act. No Obligor or any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         Section 7.13 Public Utility Holding Company Act. No Obligor or any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 7.14 Subsidiaries. All existing Subsidiaries of each Obligor are set forth on Schedule 7.14, including the type of entity and owner of each class of equity outstanding for such Subsidiary, and thereafter will be disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders) which shall be a supplement to Schedule 7.14.

         Section 7.15   Location of Business and Offices. Each Obligor's
                        --------------------------------
principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement (or as contained in a notice delivered pursuant to Section 8.01(j)). The principal places of business and chief executive offices of each Subsidiary are located at the addresses stated on Schedule 7.14 (or as contained in a notice delivered pursuant to Section 8.01(j)).

         Section 7.16 Defaults. After giving effect to the termination of the Existing Senior Credit Facility at the Closing Date, no Obligor or any Subsidiary will be in default nor will any event or circumstance have occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any material agreement or instrument to which any Obligor or any Subsidiary is a party or by which any Obligor or any Subsidiary is bound which default could reasonably be expected to have a Material Adverse Effect. No Default hereunder has occurred and is continuing.

         Section 7.17 Environmental Matters. Except as shown on Schedule 7.17 and as could not be reasonably expected to have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions could not be reasonably expected to have a Material Adverse Effect):

         (a) no Property of the Obligors or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

         (b) without limitation of Section 7.17(a), no Property of the Obligors or any Subsidiary nor the operations currently conducted thereon or, to the knowledge of the Obligors, conducted by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

         (c) all notices, permits, licenses, exemptions, approvals or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Obligors and each Subsidiary, including, without limitation, past or present treatment, storage, disposal or release of a hazardous substance, oil and gas waste or solid waste into the environment, have been duly obtained or filed, and the Obligors and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

         (d) all hazardous substances, solid waste and oil and gas wastes, if any, generated at any and all Property of the Obligors or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the knowledge of the Obligors, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

         (e) each Obligor has taken all steps reasonably necessary to determine and has determined that no oil, hazardous substances, solid waste or oil and gas wastes, have been disposed of or otherwise released and there has been no threatened release of any oil, hazardous substances, solid waste or oil and gas waste on or to any Property of each Obligor or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

         (f) to the extent applicable, all Property of each Obligor and each Subsidiary currently satisfies all design, operation and equipment requirements imposed by the OPA (as defined in the definition of "Environmental Laws" in Section 1.02), and each Obligor does not have any reason to believe that such Property, to the extent subject to the OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

         (g) no Obligor or any Subsidiary has any known contingent liability or Remedial Work in connection with any release or threatened release of any oil, hazardous substance, solid waste or oil and gas waste into the environment.

         Section 7.18 Compliance with the Law; Maintenance of Properties. No Obligor or any Subsidiary has violated any applicable Governmental Requirement binding upon it or its Properties or failed to obtain any license, permit, franchise, exemption, approval or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties of the Obligors and their Subsidiaries (and properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable Governmental Requirements, including, without limitation, laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Mortgaged Properties.

         Section 7.19 Insurance. Each Obligor has, and has caused all its Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of each Obligor and its Subsidiaries. The Agents and the Lenders have been named as additional insureds in respect of such liability insurance policies except for those policies in respect of EEX Reserves and its Subsidiaries.

         Section 7.20 Hedging Agreements. Schedule 7.20 sets forth, as of the Closing Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of each Obligor and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

         Section 7.21 Restriction on Liens. Except as permitted by Section 9.16, no Obligor or any of the Subsidiaries is a party to any material agreement or arrangement, or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their respective assets or Properties to secure the Indebtedness and the Loan Documents.

         Section 7.22 Intellectual Property. Each Obligor and its Subsidiaries either owns or has valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

         Section 7.23 Gas Imbalances. As of the Closing Date, except as set forth on Schedule 7.23 or on the most recent Reserve Report Certificate delivered pursuant to Section 8.07(b), on a net basis there are no gas imbalances, take or pay or other prepayments with respect to an Obligor's or a Subsidiary's Oil and Gas Properties which would require the Obligors and the Subsidiaries to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding 2.5 Bcfe of gas in the aggregate.

         Section 7.24 Marketing of Production. As of the Closing Date, except for contracts listed on Schedule 7.24 (with respect to all of which contracts each Obligor represents that it or its Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property's delivery capacity), as of the Closing Date, there exist no material agreements which are not cancelable on sixty (60) days notice or less without penalty or detriment for the sale of production from each Obligor's or its Subsidiaries' Hydrocarbons (including, without limitation, calls on, or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months from the Closing Date.

         Section 7.25 Material Personal Property. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by each Obligor or any of its Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by each Obligor or any of its Subsidiaries, in a manner consistent with each Obligor's or its Subsidiaries' past practices (other than those the failure of which to maintain in accordance with this Section 7.25 could not reasonably be expect to have a Material Adverse Effect).

         Section 7.26 Solvency. After giving effect to the transactions contemplated hereby, (a) aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Obligors and Guarantors, taken as a whole, will exceed the aggregate Debt of the Obligors and Guarantors on a consolidated basis, as the Debt becomes absolute and matures, (b) each of the Obligors and Guarantors will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by each of the Obligors and Guarantors and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) each of the Obligors and Guarantors will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

         Section 7.27 Enron Hedging Obligations. The Enron Mark-to-Market Related Hedges are the only Hedging Agreements among ENA, BWT, EEX or any of EEX's Affiliates being guaranteed by EEX E&P under the EEX E&P Guaranty. EEX E&P has delivered adequate notice (a true and correct copy of which has been provided to the Lenders) to ENA of EEX E&P's termination of its guarantee under the EEX E&P Guaranty of any future Hedging Agreements and hedging obligations in respect thereof that may arise between ENA and BWT. The Obligors have provided to the Agents and Lenders true, correct and complete copies of all documents evidencing the Enron Mark-to-Market Related Hedges, Enron Prepay Obligation and used to create (other than file-stamped copies of the same document) any Liens in connection therewith.

         Section 7.28 Enron Prepay Documentation. The Borrower is the holder of the Convertible Notes. After the Enron Prepay Obligation has been paid in full and terminated, (i) the holder of the Convertible Notes shall have the right to convert the Convertible Notes, without the consent of any other Person, into 49% of the equity of EEX Reserves, and (ii) EEX Capital, Inc. shall have the right under the Call Agreement to purchase BWT's 300 membership units in EEX Reserves (the "BWT Interest") for a price equal to the lesser of $5,000,000.00 and the fair market value of the BWT Interest (such fair market value not to exceed the equity percentage represented by the BWT Interest in the oil and gas reserves of EEX E&P).

         Section 7.29 Description of Accounts. As of the Closing Date, all of the Securities Accounts and Deposit Accounts in which the Borrower and each Guarantor has an interest are set forth on Schedule 7.29 hereto.

                                  ARTICLE VIII

                              Affirmative Covenants

         Each Obligor covenants and agrees that, so long as any of the Aggregate Loan Commitments is in effect and until payment in full of all Loans, LC Exposure and Surety LC Exposure hereunder, all interest thereon and all other amounts payable by the Borrower hereunder and under the other Loan Documents:

         Section 8.01 Reporting Requirements. Each Obligor shall deliver, or shall cause to be delivered, to the Administrative Agent (and, with respect to the financial statements delivered pursuant to Sections 8.01(a) and (b), with sufficient copies of each for the Lenders):

         (a) Annual Financial Statements. As soon as available and in any event within 120 days after the end of each fiscal year of EEX (i) the audited consolidated, in the case of EEX, and the unaudited unconsolidated, in the case of the Borrower and EEX E&P, balance sheet as of the end of that fiscal year and related audited consolidated, in the case of EEX, and the unaudited unconsolidated, in the case of the Borrower and EEX E&P, statements of income, stockholders' equity and cash flow for the year ended of EEX and its Consolidated Subsidiaries, setting forth for the consolidated, in the case of EEX, and unconsolidated, in the case of the Borrower and EEX E&P, statements in comparative form the figures for the previous fiscal year, and, in the case of EEX, accompanied by the related opinion of an independent public accountant of recognized national standing which opinion shall state that said consolidated financial statements present fairly in all material respects the financial condition and results of operations of EEX and its Consolidated Subsidiaries on a consolidated basis, except for such changes in such principles with which the independent public accountant shall have concurred and such opinion shall not contain a "going concern" or like qualification or exception and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default; and (ii) the unaudited consolidating balance sheet as of the end of that fiscal year and related unaudited consolidating statement of income for the year ended of EEX and its Consolidated Subsidiaries, each of (i) and (ii) accompanied by a certificate from the Chief Financial Officer or Controller of EEX, which certificate shall state that said financial statements present fairly in all material respects the financial condition and results of operations (or with regard to (ii) the consolidating financial condition and consolidating results of operations) of the Person covered by each such financial statement, as at the end of and for such period, and as to the financial statements in (i) in accordance with GAAP.

         (b) Quarterly Financial Statements. As soon as available and in any event within 60 days after the end of each of the first three fiscal quarterly periods of each fiscal year of EEX (i) the unaudited consolidated, in the case of EEX, and unconsolidated, in the case of the Borrower and EEX E&P, balance sheet and related consolidated, in the case of EEX, and unconsolidated, in the case of the Borrower and EEX E&P, statements of income, stockholders' equity and cash flow for the financial quarter ended of EEX and its Consolidated Subsidiaries, setting forth for the consolidated, in the case of EEX, and unconsolidated, in the case of the Borrower and EEX E&P, statements in comparative form the figures for the corresponding period or periods of (or in the case of the balance sheet, as of the end of) the preceding fiscal year, and
(ii) the unaudited consolidating balance sheet and statement of income for the applicable quarter of EEX and its Consolidated Subsidiaries, each of (i) and
(ii) accompanied by a certificate from the Chief Financial Officer or Controller of EEX, which certificate shall state that said consolidated and consolidating financial statements present fairly in all material respects the financial condition and results of operations of EEX and the Consolidated Subsidiaries, the Borrower and EEX E&P on a consolidated and consolidating basis, in the case of EEX and Consolidated Subsidiaries, and unconsolidated basis, in the case of the Borrower and EEX E&P, as at the end of, and for, such period, and as to the consolidated and unconsolidated financial statements in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes

         (c)            Notice of Default, Etc. Promptly after an Obligor knows
                        -----------------------
that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material

Adverse Effect, describing the same in reasonable detail and the action each Obligor proposes to take with respect thereto.

         (d) Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to any Obligor or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of such Obligor or any Subsidiary, and a copy of any response by such Obligor or any such Subsidiary of such Obligor, or the Board of Directors of such Obligor or any such Subsidiary of such Obligor, to such letter or report.

         (e) SEC Filings, Etc. Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by EEX to stockholders generally and each regular or periodic report and any registration statement or prospectus filed by EEX with any securities exchange or the SEC.

         (f) Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement in respect of Debt in excess of $5,000,000.00, other than this Agreement or Hedging Agreements and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.

         (g) Hedging Agreements. Together with the delivery of the financial information to be supplied under Sections 8.01(a) and (b), a report, in form and substance satisfactory to the Administrative Agent, setting forth as of the last Business Day of such fiscal quarter or fiscal year, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of each Obligor and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

         (h) Compliance Certificates. At the time it furnishes each set of financial statements under Sections 8.01(a) and (b) above, a certificate substantially in the form of Exhibit C hereto executed by a Responsible Officer
(i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine whether each Obligor is in compliance with Section 9.01 as of the end of the respective fiscal quarter or fiscal year.

         (i) Notice of Sales. In the event an Obligor or any Subsidiary intends to sell, transfer, assign or otherwise dispose of any Oil or Gas Properties as permitted by Section 9.12(e), (g) and (h) of this Agreement, prior written notice of such disposition, the price thereof and the anticipated date of closing.

  `                                     54

         (j) Information Regarding Obligors. Prompt written notice (and in any event within thirty (30) days upon becoming aware thereof) of any change (i) in an Obligor's or any Subsidiary's full and correct legal name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of an Obligor's or any Subsidiary's chief executive office or principal place of business, (iii) in an Obligor's or any Subsidiary's identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, and (iv) in an Obligor's or any Subsidiary's federal taxpayer identification number or organizational identification number.

         (k) Casualty and Condemnation. Prompt written notice, and in any event within three (3) Business Days, of the occurrence of any Casualty Event to the Mortgaged Property or the commencement of any action or proceeding for the taking of any material portion of the Mortgaged Property or any part thereof or interest therein under power of eminent domain or by condemnation, nationalization or similar proceeding.

         (l) Lists of Purchasers. Together with the delivery of the Reserve Reports required by Section 8.07(a), a list of all Persons disbursing proceeds to each Obligor or any Subsidiary from its Oil and Gas Properties, including the address, contact person, telephone number, fax number and related well or lease upon which the purchasers are making payment and such other information as may be reasonably requested by the Administrative Agent.

         (m) Notice of Production Contracts. Together with the delivery of the financial information to be supplied under Section 8.01(a) and
(b), a report, in form and substance satisfactory to the Administrative Agent, setting forth as of the last business day of such fiscal quarter or fiscal year, a true and complete list of all material agreements which are not cancelable on sixty (60) days notice or less without penalty or detriment for the sale of production from each Obligor's or its Subsidiaries' Hydrocarbons (including, without limitation, calls on, or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than twelve (12) months from the effective date of the information, including the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes) and the counterparty to each such agreement.

         (n) Operating Budget. Within 30 days following the end of each calendar year during the term of this Agreement, the Obligors shall prepare and submit to the Administrative Agent an operating budget (the "Operating Budget") covering the current and next four calendar years. The Operating Budget for 2002 is attached hereto as Exhibit G, the form of which is acceptable in all material respects. Pursuant to the terms of this Section 8.01(n), the Operating Budget shall be replaced by a new Operating Budget each calendar year.

         (o) Other Matters. From time to time, such other information regarding the business, affairs or financial condition of each Obligor or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as the Administrative Agent (at the request of any Lender) may reasonably request.

         Section 8.02 Litigation. Each Obligor shall promptly give to the Administrative Agent notice of all legal or arbitral proceedings, and of all proceedings before any Governmental Authority filed against any Obligor or any Subsidiary, except proceedings which, if adversely determined, could not reasonably be expected to result in liability in excess of $5,000,000.00 (whether individually or in the aggregate) not fully covered by insurance, subject to normal deductibles.

         Section 8.03    Maintenance, Compliance with Laws, Taxes, Inspections,
                         ------------------------------------------------------
Insurance, Etc.
---------------

         (a)             Each Obligor shall, and shall cause each Subsidiary to:
(i) except as permitted in Section 9.11, preserve and maintain its existence and all of its material rights, privileges and franchises and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties are located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; (ii) keep books of record and account in accordance with GAAP; (iii) comply with all Governmental Requirements if failure to comply with such requirements could reasonably be expected to have a Material Adverse Effect; (iv) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; (v) upon reasonable notice, permit representatives of the Administrative Agent or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be); and (vi) keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance against risks as is usually carried by such Persons. All liability insurance shall name the Administrative Agent and the Lenders as additional insureds. If requested by the Administrative Agent, the loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear.

         (b) Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, each Obligor will furnish or cause to be furnished to the Administrative Agent and the Lenders a certificate of insurance coverage from the insurer in form and substance satisfactory to the Administrative Agent and, if requested, will furnish the Administrative Agent and the Lenders copies of the applicable policies.

         (c) Each Obligor will, and will cause each Subsidiary to, operate its Properties or cause such Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration and Environmental Laws and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

         (d) Each Obligor, at its own expense, will, and will cause each Subsidiary to, do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its material Oil and Gas Properties and other material Properties will be preserved and maintained, except to the extent a portion of such Properties is no longer capable of commercially producing Hydrocarbons. Each Obligor will, and will cause each Subsidiary to, promptly: (i) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder, and (ii) perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties, except in each case of clauses (i) and (ii) to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts and except for dispositions permitted by Section 9.12. Each Obligor will and will cause each Subsidiary to operate its Oil and Gas Properties and other material Properties or cause or make commercially reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in accordance with the practices of the industry and in material compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements. To the extent an Obligor or a Subsidiary is not the operator of such Property, such Obligor shall use commercially reasonable efforts to cause the operator to comply with this
Section 8.03(d).

         Section 8.04    Environmental Matters.
                         ---------------------

         (a) Each Obligor shall at its sole expense: (i) comply, and shall cause its Properties and operations and each Subsidiary and each Subsidiary's Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise release, and shall cause each Subsidiary not to dispose of or otherwise release, any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of each Obligor's or its Subsidiaries' Properties or any other property to the extent caused by each Obligor's or any of its Subsidiaries' operations except in compliance with applicable Environmental Laws, the disposal or release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of each Obligor's or its Subsidiaries' Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the "Remedial Work") in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from any of each Obligor's or its Subsidiaries' Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; and
(v) establish and implement, and shall cause each Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that each Obligor's and its Subsidiaries' obligations under this Section 8.04(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

         (b) Each Obligor will promptly, but in no event later than five (5) calendar days of the occurrence of a triggering event, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against an Obligor or its Subsidiaries or their Properties of which such Obligor has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if such Obligor reasonably anticipates that such action will result in liability (whether individually or in the aggregate) in excess of $1,000,000.00, not fully covered by insurance, subject to normal deductibles.

         (c) Each Obligor will and will cause each Subsidiary to provide environmental audits and tests in accordance with American Society of Testing Materials standards upon request by the Administrative Agent and the Lenders and no more than once per year in the absence of any Event of Default (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority), in connection with any future acquisitions of Oil and Gas Properties or other Properties.

         Section 8.05    Further Assurances.
                         ------------------

         (a) Each Obligor at its expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the covenants and agreements of each Obligor or any Subsidiary, as the case may be, in the Security Instruments, the Notes and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.

         (b) Each Obligor hereby authorizes the Administrative Agent and the Lenders to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of an Obligor where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law. The Administrative Agent will promptly send each Obligor any financing or continuation statements it files without the signature of such Obligor and the Administrative Agent will promptly send such Obligor the filing or recordation information with respect thereto.

         Section 8.06 Performance of Obligations. The Borrower will pay the Notes according to the reading, tenor and effect thereof, and each Obligor will and will cause each Subsidiary to do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents and this Agreement, at the time or times and in the manner specified.

         Section 8.07    Reserve Reports.

         (a) On or before March 1 and September 1 of each year, commencing September 1, 2002, the Obligors shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared as of the immediately preceding December 31 and June 30, respectively.

         (b) With the delivery of each Reserve Report, the Obligors shall provide to the Administrative Agent, a certificate (a "Reserve Report Certificate") from a Responsible Officer certifying that, to the best of his knowledge and in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, except that, with respect to the projections in the Reserve Report, the Obligors only represent that such projections were prepared in good faith based upon assumptions believed to be reasonable at the time, (ii) the Borrower, EEX or EEX E&P, as the case may be, owns good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are subject to a first and prior Lien pursuant to the Security Instruments (except for the Properties of EEX E&P if the Enron Prepay Obligation and Enron Mark-to-Market Related Hedges have not yet been terminated) and are free of all Liens except for Liens permitted by Section 9.03, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.23 with respect to the Oil and Gas Properties evaluated in such Reserve Report which would require the Borrower, EEX or EEX E&P to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of their Oil and Gas Properties have been sold since the date of the last Reserve Report except as set forth on an exhibit to the certificate, which exhibit to the certificate shall list all of the Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, and (v) the Obligors and EEX E&P own the Oil and Gas Properties having at least 90% of the present value of the Oil and Gas Properties evaluated by the Reserve Report.

         Section 8.08    Title Information.
                         -----------------

         (a) On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.07(a), the Obligors will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, satisfactory title information on Oil and Gas Properties evaluated by such Reserve Report having at least 90% of the total present value evaluated.

         (b) If the Obligors have provided title information for additional Properties under Section 8.08(a), the Obligors shall, within 60 days of notice to the Borrower from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information or
(ii) deliver title information in form and substance acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information on the Oil and Gas Properties evaluated by such Reserve Report, having at least 90% of the total present value evaluated.

         Section 8.09    Additional Collateral; Additional Guarantors.
                         --------------------------------------------

         (a) Each Obligor shall, and shall cause each Guarantor to, grant to the Administrative Agent as security for the Indebtedness a first-priority Lien interest (subject only to Excepted Liens of the type described in clauses (i) to (v), (vii), (viii), (xi) and (xii) of the definition thereof) on additional Oil and Gas Properties not already subject to a Lien of the Security Instruments such that after giving effect thereto, the value of the Mortgaged Properties will represent at least 100% of the Borrower's and Guarantors' off-shore Oil and Gas Properties and all proved and probable reserves attributable to the Borrower's and Guarantors' onshore Oil and Gas Properties (other than Oil and Gas Properties outside the states of Texas and Louisiana not exceeding an aggregate amount of $500,000.00). All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements, or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

         (b) Each Obligor shall cause EEX and each Domestic Subsidiary (other than the Borrower and EEX Reserves and its Subsidiaries) to guarantee the Indebtedness pursuant to the Guaranty Agreement. Each Obligor shall, and shall cause each Subsidiary to, pledge all of the capital stock of each Domestic Subsidiary (except for the Subsidiaries of EEX Reserves, and in the case of EEX Reserves, only the outstanding stock owned by the Obligors and Guarantors) (including, without limitation, delivery of original stock certificates evidencing the capital stock of such Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof) now owned hereafter acquired or created. In connection with compliance with this Section, the Obligors shall, and shall cause any Subsidiary to execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

         (c) Each Obligor shall, or shall cause each Domestic Subsidiary to, pledge 65% of all the capital stock of each first-tier Foreign Subsidiary (other than EEX Asahan Ltd.)

(including, without limitation, delivery of original stock certificates evidencing such capital stock of each such Foreign Subsidiary, together with appropriate stock powers for each certificate duly executed in blank by the registered owner thereof) now owned or hereafter acquired or created. In connection with compliance with this Section, the Obligors shall, and shall cause any Subsidiary to execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

         (d) The Obligors will at all times cause the other material tangible and intangible assets of each Obligor and Guarantor to be subject to a Lien of the Security Instruments.

         (e) Upon the termination and release of the Enron Prepay Obligation and the Enron Mark-to-Market Related Hedges, the Obligors shall cause to be pledged all of the issued and outstanding ownership interests of EEX Reserves and shall cause EEX Reserves and its Subsidiaries to (i) guarantee the Indebtedness pursuant to the Guaranty Agreement, (ii) pledge all of the capital stock (or equivalent ownership interests) of each Domestic Subsidiary and 65% of the capital stock (or equivalent ownership interests) of each Foreign Subsidiary (including, without limitation, delivery of original stock certificates evidencing the capital stock of such Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof); (iii) grant to the Administrative Agent as security for the Indebtedness a first priority Lien interest (subject only to Excepted Liens of the type described in clauses (i) to (v), (vii), (viii), (xi) and (xii) of the definition thereof) on all of their off-shore Oil and Gas Properties and all proved and probable reserves attributable to their onshore Oil and Gas Properties (other than Oil and Gas Properties outside the states of Texas and Louisiana not exceeding an aggregate amount of $500,000.00); (iv) pledge their other material tangible and intangible assets pursuant to the Liens created by the Security Instruments; and (v) cause all of their Deposit Accounts and Securities Accounts to be subject to Blocked Account Control Agreements and Securities Account Control Agreements reasonably acceptable to the Administrative Agent; provided, that if EEX E&P refinances the Enron Prepay Obligation and the Enron Mark-to-Market Related Hedges pursuant to Section 9.04(c) through the use of Debt, the terms of such Section shall override the terms set forth in this Section 8.09(e).

         Section 8.10 ERISA Information and Compliance. As soon as available, and in any event, within ten (10) days after an Obligor obtains knowledge of any of the following, such Obligor will furnish and will cause each ERISA Affiliate to promptly furnish to the Administrative Agent with sufficient copies to the Lenders (i) a written notice signed by a Responsible Officer describing the occurrence of any ERISA Event or of any material "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, and specifying what action such Obligor or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, (ii) copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan and (iii) a written notice of such Obligor's or an ERISA Affiliate's participation in a Multiemployer Plan. With respect to each Plan (other than a Multiemployer Plan), such Obligor will, and will cause each ERISA Affiliate to, (a) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty that would have a Material Adverse Effect and without giving rise to any Lien,

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

all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (b) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty that would have a Material Adverse Effect, all premiums required pursuant to sections 4006 and 4007 of ERISA.

         Section 8.11 Accounts. Except for (i) Securities Accounts and Deposit Accounts held with JPMorgan or an Affiliate thereof (for which the requisite account agreements will be delivered as of the Closing Date pursuant to Section 6.01(e)(iv)), (ii) the Excepted Accounts and (iii) the Small Accounts, within 15 days after the Closing Date, the Obligors shall, and shall cause each Domestic Subsidiary (other than EEX Reserves and its Subsidiaries) to, with regard to each and every Deposit Account and Securities Account in which such Obligor or Domestic Subsidiary has an interest, cause such Deposit Account and Securities Account to be subject to a Blocked Account Control Agreement or Securities Account Control Agreement, as applicable, executed by and among the applicable Obligor and Domestic Subsidiary, the Administrative Agent and the requisite depositary institution or Securities Intermediary, as the case may be. Within 30 days after the Closing Date, the Obligors shall, and shall cause each Domestic Subsidiary (other than EEX Reserves and its Subsidiaries) to, cause each Small Account to be subject to a Blocked Account Control Agreement or Securities Account Control Agreement, as applicable, executed by and among the applicable Obligor and Domestic Subsidiary, the Administrative Agent and the requisite depositary institution or Securities Intermediary, as the case may be. At all times thereafter, the Obligors shall, and shall cause their Domestic Subsidiaries (other than EEX Reserves and its Subsidiaries until such time as the Enron Prepay Obligation has been terminated pursuant to Section 8.09(e)) to, cause all of their Deposit and Securities Accounts, other than the Excepted Accounts, to be subject to Blocked Account Control Agreements and Securities Account Control Agreements. All such Blocked Account Control Agreements and Securities Account Control Agreements shall be reasonably acceptable to the Administrative Agent and in substantially the same form as Exhibits E-3 and E-4, as applicable, and the Obligors shall deliver true, correct and complete and fully executed copies of same to the Administrative Agent. Within 3 days of the Closing Date, the Obligors shall, and shall cause each Domestic Subsidiary (other than EEX Reserves and its Subsidiaries until such time as the Enron Prepay Obligation has been terminated pursuant to Section 8.09(e)) to, hold all Deposit Accounts and Securities Accounts, other than the Excepted Accounts, with a Lender or an Affiliate thereof.

         Section 8.12      Merger.   Within 30 days after the termination and
release, under Section 8.09(e), of the Enron Prepay Obligation and the Enron Mark-to-Market Related Hedges pursuant to which EEX E&P is required to grant a first and prior Lien on its Properties to secure the Indebtedness, the Obligors shall cause EEX E&P to merge with and into the Borrower.

                                   ARTICLE IX
                               Negative Covenants

         Each Obligor covenants and agrees that, so long as any of the Aggregate Loan Commitments is in effect and until payment in full of Loans, LC Exposure and Surety LC

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Exposure hereunder, all interest thereon and all other amounts payable by the
Borrower hereunder and under the other Loan Documents:

         Section 9.01        Financial Covenants.
                             -------------------

         (a) Ratio of Total Debt to EBITDAX. EEX will not, at any time, permit its ratio of Total Debt as of such time to EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available to be greater than 4.0 to 1.0.

         (b) Fixed Charge Coverage Ratio. EEX will not, for the fiscal quarters commencing April 1, 2002 through the end of this Agreement, permit its ratio of EBITDAX to Fixed Charges for the relevant measurement period to be less than 1.0 to 1.0. For purposes of determining the fixed charge coverage ratio, the relevant measurement period will be the fiscal quarter(s) ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available and (i) for the quarter ended June 30, 2002 the relevant measurement period will be the second fiscal quarter of 2002; (ii) for the quarter ended September 30, 2002 the relevant measurement period will be the second and third fiscal quarters of 2002; (iii) for the quarter ended December 31, 2002 the relevant measurement period will be the second, third and fourth fiscal quarters of 2002; and (iv) for the quarter ended March 31, 2003 and thereafter the relevant measurement period will be the immediately preceding four fiscal quarters ending on such date.

         (c) Reserve Maintenance Test. EEX will not, on a fiscal quarterly basis, permit proved reserves attributable to the Oil and Gas Property Volume to be less than 375 Bcfe; provided, that in the event of a reduction in the Oil and Gas Property pursuant to a Property sale permitted hereunder, the proved reserves requirement shall be reduced by the proved Bcfe, as set forth in the most recently delivered Reserve Report, attributable to the Oil and Gas Property sold as adjusted for subsequent production. The "Oil and Gas Property Volume" will be determined on a quarterly basis, calculated as of the last day of the fiscal quarter immediately preceding the date of determination, utilizing the most recent Reserve Report, rolled forward to the date of determination and adjusted for reserve category changes on a basis consistent with the methodology used in the creation of the Borrower's Reserve Reports. In determining the Oil and Gas Property Volume only North American onshore Oil and Gas Properties shall be utilized (including those Properties of EEX E&P subject to the Enron Prepay Obligation) and a minimum of 70% of the present value will be derived from the proved developed producing property reserve category. Oil and gas prices and the discount factor, as applicable, utilized to determine the Oil and Gas Property Volume will be the JPMorgan Commodity Price Deck then in effect from time to time, taking into account the positive and negative impact of Hedging Agreements permitted under this Agreement.

         Section 9.02        Debt.  No Obligor or any Subsidiary thereof will
                             ----
incur, create, assume or suffer to exist any Debt, except:

         (a) the Notes or other Indebtedness arising under the Loan Documents or any guaranty of or suretyship arrangement for the Notes or other Indebtedness arising under the Loan Documents;

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

         (b) Debt incurred in respect of workers' compensation claims, self-insurance obligations, performance, bid, surety, and similar bonds, guarantees supporting such performance, bid, surety and similar bonds and completion guarantees provided by any Obligor or a Subsidiary in the ordinary course of business;

         (c) Debt arising from agreements of any Obligor or Subsidiary providing for indemnification, adjustment or purchase price or similar obligations, in each case, incurred or assumed in connection with the permitted disposition of any business, assets or equity of a Subsidiary, provided that the maximum aggregate liability in respect of all such indebtedness shall at no time exceed the gross proceeds actually received by the Obligors and the Subsidiaries in connection with such dispositions;

         (d) intercompany Debt among the Obligors and Subsidiaries to the extent permitted by Sections 9.05(g) and (h); provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than an Obligor or one of its Wholly-Owned Subsidiaries, and, provided further, that any such Debt owed by an Obligor or a Guarantor shall be subordinated to the Indebtedness on terms set forth in the Guaranty Agreement;

         (e) endorsements of negotiable instruments for collection in the ordinary course of business;

         (f) the Debt outstanding under the FPS Capital Indenture or as refinanced as permitted under Section 9.04(b);

         (g) other Debt not to exceed $5,000,000.00 in the aggregate principal amount at any one time outstanding;

         (h)           the Debt set forth on Schedule 9.02(h); and

         (i) the Debt outstanding under the EEX E&P Guaranty, the Enron Prepay Obligation and the Enron Mark-to-Market Related Hedges or as refinanced as permitted under Section 9.04(c) or as assigned or replaced as permitted under Section 9.18(a)(i).

         Section 9.03 Liens. No Obligor or any Subsidiary will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:

         (a) Liens securing the payment of any Indebtedness pursuant to the Security Instruments;

         (b)           Excepted Liens;

         (c)           Liens disclosed on Schedule 9.03;

         (d) Liens securing the Debt permitted under Section 9.02(g), but only on the Property acquired or leased by such Debt;

         (e) Liens on the FPS securing the FPS Capital Indenture or permitted refinancing under Section 9.04(b);

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

         (f) Liens on the Oil and Gas Properties of EEX E&P securing the Debt permitted by Section 9.02(i); and

         (g)           Liens on the Excepted Accounts.

         Section 9.04  Dividends, Distributions and Redemptions; Repayment of
                       ------------------------------------------------------
Secured Notes; Refinancing of Enron Prepay Obligation.
-----------------------------------------------------

         (a) EEX will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its common or preferred stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders; provided that EEX may (i) declare and make dividend payments or other distributions payable solely in common or preferred stock (other than Disqualified Capital Stock); and (ii) purchase, redeem, acquire, cancel, or retire for value common stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire common stock of EEX held by any existing or former directors, employees or management of EEX or any Subsidiary of EEX or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees in effect prior to the date hereof; provided that such redemptions or repurchases pursuant to this clause (ii) will not exceed $5.0 million in the aggregate for all such redemptions and repurchases.

         (b) Each Obligor will not, and will not permit any Subsidiary thereof to, prior to the Termination Date: (i) make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Secured Notes or the Junior Capital that is debt, if any; provided that EEX may prepay the Secured Notes with the proceeds of (A) the sale of all or part of the FPS and/or (B) the issuance of Junior Capital, so long as (x) the Secured Notes are retired at a discount to face amount of 10% or more and (y) in the case of the first issuance of Junior Capital, at least 75% of the Secured Notes outstanding on the Closing Date is retired with the net cash proceeds from such issuance or, in the case of the second issuance of Junior Capital, the entire amount of Secured Notes then outstanding is retired with the net cash proceeds from such issuance, or (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the EEX Note, FPS Capital Indenture, the Secured Notes or the Junior Capital if (A) the effect thereof would be to shorten the maturity or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon, (B) such action requires the payment of a consent fee in excess of 1.00% of the stated principal amount of the Secured Notes or the Junior Capital that is debt, if any (provided that if a Default is continuing, then no consent fee shall be payable), or (C) the effect thereof would be to secure the Secured Notes or the Junior Capital that is debt, if any, with collateral other than the FPS or to provide guarantees by any Person.

         (c) EEX E&P may pay off or refinance the Enron Prepay Obligation from proceeds of Debt or equity issuances, provided that (i) the Required Lenders shall have the right to promptly request delivery of a Reserve Report and the Lenders shall be offered the right of first refusal to provide such Debt refinancing as follows: the Obligors shall cause prompt notice to be given to the Agents and Lenders regarding the proposed terms of the pay-off or

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

refinancing, such notice shall set forth all relevant information and terms and conditions regarding the proposed transaction and the Lenders shall have 30 days after receipt by all of them of such notice or such notice and the Reserve Report, if the Reserve Report is promptly requested by the Required Lenders, to provide such pay-off or refinancing on the same or better terms; (ii) such new Debt is on a non-recourse basis to EEX and its Subsidiaries (other than EEX E&P) and does not exceed the amount of the Enron Prepay Obligation plus breakage costs; (iii) in the event of a Debt refinancing EEX E&P grants to the Lenders a second lien on its Oil & Gas Properties to secure the Indebtedness; (iv) the Enron Mark-to-Market Related Hedges are terminated and satisfied; (v) the terms of the new Debt are reasonably acceptable to the Required Lenders; (vi) all of the issued and outstanding ownership interests of EEX Reserves are pledged;
(vii) EEX E&P is permitted to make distributions and pay dividends without restriction and (viii) all requisite releases and court approvals are obtained.

         Section 9.05 Investments, Loans and Advances. No Obligor or any Subsidiary will make or permit to remain outstanding any loans or advances to or Investments in any Person, except that the foregoing restriction shall not apply to:

         (a) Investments reflected in the Financial Statements or which are disclosed to the Lenders in Schedule 9.05;

         (b) accounts receivable arising in the ordinary course of business;

         (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;

         (d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody's;

         (e) demand deposits and deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of such Lender's or bank or trust company's most recent financial reports) or, in the case of any Foreign Subsidiary, a bank organized in a jurisdiction in which the Foreign Subsidiary conducts operations having assets in excess of $500,000,000.00 (or its equivalent in other currencies);

         (f) deposits in money market funds investing exclusively in Investments described in Section 9.05(c), 9.05(d) or 9.05(e) (each of the Investments described in Section 9.05(c), (d), (e) and (f) being called "Cash Equivalents");

         (g) loans or investments made by an Obligor or any Domestic Subsidiary in or to any Foreign Subsidiary; provided that all such loans and investments made by the Obligors and all Domestic Subsidiaries after the date of this Agreement to all Foreign Subsidiaries taken together shall not exceed $500,000.00 in an aggregate amount at any one time outstanding;

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

         (h) investments, loans or advances made by an Obligor to the other Obligor or to any Domestic Subsidiary; provided that each Domestic Subsidiary must be a Guarantor; and investments, loans and advances made by any Domestic Subsidiary to another Domestic Subsidiary or to any Obligor; provided that each Domestic Subsidiary must be a Guarantor;

         (i) loans and advances to directors, officers and employees not to exceed $100,000.00 in the aggregate at any time;

         (j) Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section
9.05 owing to each Obligor or any Subsidiary as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of an Obligor or any of its Subsidiaries; provided that the Obligor shall give the Administrative Agent prompt written notice in the event that the aggregate amount of all investments held at any one time under this Section 9.05(j) exceeds $2,000,000.00;

         (k) the EEX E&P Guaranty and guarantees of the Indebtedness and Debt permitted under Section 9.02(a) and (g) of this Agreement;

         (l) entry into operating agreements, joint ventures, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling arrangements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the oil and gas business, excluding, however, Investments in corporations; provided, however, that none of the foregoing shall involve the incurrence of any Debt not permitted by Section 9.02; and provided further that this Section 9.05(l) shall not be construed to permit Investments by an Obligor or any Subsidiary in any Person which maintains or incurs in the future any Debt other than as permitted by Section 9.02(b) and (c); and

         (m) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, workers' compensation and performance and other similar deposits and prepaid expenses made in the ordinary course of business.

         Section 9.06 Nature of Business; International Operations. No Obligor or any Subsidiary will allow any material change to be made in the character of its business as a company primarily engaged in oil and gas exploration and production. Notwithstanding the foregoing, this Section shall not prohibit each Obligor or its Subsidiaries from owning the Property described on Schedule 9.06.

         Section 9.07 Limitation on Leases. No Obligor or any Subsidiary will create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal but excluding Capital Leases permitted by Section 9.02(g) or (h) and leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by each Obligor and the Subsidiaries pursuant to all such leases or lease agreements, including, without limitation, any residual payments at the end

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

of any lease, to exceed $5,000,000.00 in any period of twelve consecutive calendar months during the life of such leases.

         Section 9.08 Use of Proceeds. The Obligors will not permit the proceeds of the Loans and the Letters of Credit to be used for any purpose other than those permitted by Section 7.07. No Obligor or any Person acting on behalf of an Obligor has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, each Obligor will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System, as the case may be.

         Section 9.09   ERISA Compliance.  Each Obligor will not at any time:
                        ----------------

         (a) engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which an Obligor or any ERISA Affiliate could be subjected to either a material civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code with respect to a Plan, either of which would have a Material Adverse Effect;

         (b) terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to an Obligor or any ERISA Affiliate to the PBGC which could reasonably be expected to have a Material Adverse Effect;

         (c) fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, an Obligor or any ERISA Affiliate is required to pay as contributions thereto if such failure could reasonably be expected to have a Material Adverse Effect;

         (d) permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan which exceeds $2,000,000.00;

         (e) except as provided in Section 9.09(g), permit, or allow any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by an Obligor or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities by more than $2,000,000.00, with the term "actuarial present value of the benefit liabilities" having the meaning specified in section 4041 of ERISA;

         (f) contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any

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

Multiemployer Plan if such action could reasonably be expected to have a Material Adverse Effect;

         (g) acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to an Obligor or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such merger has sponsored, maintained, or contributed to, (i) any Multiemployer Plan if the funding status of such Multiemployer Plan is such that a total or partial withdrawal from it by such Person could reasonably be expected to have a Material Adverse Effect, or (ii) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities by an amount in excess of $2,000,000.00;

         (h) incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA in excess of $2,000,000.00; or

         (i) amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that an Obligor or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

         Section 9.10 Sale or Discount of Receivables. Except for receivables obtained by an Obligor or any Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, no Obligor or any Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

         Section 9.11 Mergers, Etc. Neither an Obligor nor any Subsidiary will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets to any other Person (any such transaction, a "consolidation"), except that:

         (a) any Wholly-Owned Subsidiary may participate in a consolidation with an Obligor; provided that such Obligor shall be the continuing or surviving Person;

         (b) any Wholly-Owned Subsidiary may participate in a consolidation with another Wholly-Owned Subsidiary; and

         (c) any transaction permitted by Section 9.12(e) and (h) may occur.

         Section 9.12 Sale of Properties. Each Obligor will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer any Property or any interest in any Property except for (a) the sale of Hydrocarbons in the ordinary course of business; (b) the sale or transfer of equipment that is no longer necessary for the business of such Obligor or such Subsidiary or is replaced by equipment of at least comparable value and use; (c) transactions

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

permitted under Section 9.10 and 9.11; (d) transactions among Subsidiaries and/or Obligors not prohibited by other sections of this Agreement; (e) the sale of the Indonesian Properties, provided that any such sale is to Persons that are not Affiliates of EEX, is for fair market value and 100% of the net cash proceeds are in immediately available funds and retained overriding royalty or similar interests not intended to be a form of seller financing; (f) transfers of cash and cash equivalents permitted by Section 9.05; (g) ordinary course-of-business farm-outs, joint-ventures and assignments covering off-shore leasehold interests for fair market value and ordinary course-of-business sales or farm-outs of on-shore undeveloped (nonproved) Properties for fair market value; and (h) sales, farm-outs, leases, subleases or other dispositions for fair market value, Casualty Events and dispositions resulting from the exercise of eminent domain, condemnation or nationalization, abandonments or relinquishments of Oil and Gas Properties or any interest therein or Subsidiaries (which Subsidiaries are not Obligors) owning Oil and Gas Properties; provided, for this clause (h), that such sales or other dispositions of Oil and Gas Properties or Subsidiaries (other than an Obligor) owning Oil and Gas Properties included in the most recently delivered Reserve Report exceeding $20,000,000.00, individually or in the aggregate, shall require the consent of the Required Lenders in their sole discretion, and additionally, any such sales or dispositions by EEX E&P exceeding $10,000,000.00, individually or in the aggregate, shall also require the consent of the Required Lenders in their sole discretion; provided further that if an Obligor or any Subsidiary exchanges Hydrocarbon Interests for Hydrocarbon Interests of a lesser value of another Person, then the amount counted toward the $20,000,000.00 and $10,000,000.00 caps in permitted sales described in this clause (h) will be equal to the difference between the value of the Hydrocarbon Interests transferred less the value of the Hydrocarbon Interests received. If any such sale or other disposition is of a Subsidiary owning Oil and Gas Properties, such sale or other disposition shall include all the capital stock of such Subsidiary. Sales or other dispositions permitted by Section 9.12(g) and (h) shall be subject to
Section 2.03(c). All or part of the FPS may be sold pursuant to Section 9.04(b) and the proceeds applied to prepay the Secured Notes or Junior Capital; otherwise, such proceeds shall be used to prepay the Indebtedness pursuant to
Section 2.03(c).

     Section 9.13 Environmental Matters. No Obligor or any Subsidiary will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.

     Section 9.14 Transactions with Affiliates. No Obligor or any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, but excluding any purchase of capital stock of EEX other than Disqualified Capital Stock, with any Affiliate (other than the Guarantors, the Obligors, and the Wholly-Owned Subsidiaries) unless such transactions are otherwise permitted under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

     Section 9.15       Subsidiaries. EEX shall not create or acquire any
                        ------------
directly owned Domestic Subsidiaries after the date of this Agreement who do not become Guarantors. Each Obligor shall not, and shall not permit any of its Subsidiaries to, create or acquire any additional

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Subsidiaries unless Sections 8.09(b) and (c) are complied with. Each Obligor shall not, and shall not permit any Subsidiary to, sell, assign or otherwise dispose of any capital stock in any Subsidiary except in compliance with Section 9.12.

         Section 9.16 Negative Pledge Agreements. Neither an Obligor nor any Subsidiary will create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement and the Security Instruments) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders or restricts any Subsidiary from paying dividends to such Obligor, or which requires the consent of or notice to other Persons in connection therewith. However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

         (a) any restriction with respect to a Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the equity or assets of such Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

         (b) customary provisions with respect to the distribution of assets or property in joint venture agreements;

         (c) restrictions on the number of liens on the Property which is subject to Liens permitted by Section 9.03(d);

         (d) any leases and licenses or similar contracts as they effect any Property or Lien subject to a lease or license; or

         (e)     any restriction in the FPS Capital Indenture affecting the FPS.

         Section 9.17 Gas Imbalances, Take-or-Pay or Other Prepayments. No Obligor or any Subsidiary will allow gas imbalances, take-or-pay or other prepayments with respect to its Oil and Gas Properties that would require it to deliver Hydrocarbons produced on Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor to exceed 2.5 Bcfe of gas in the aggregate on a net basis for the Obligors and the Subsidiaries combined.

         Section 9.18 Hedging Agreements. No Obligor or any Subsidiary will enter into any Hedging Agreements with any Person other than (a) as to EEX E&P,
(i) the Enron Mark-to-Market Related Hedges and any assignments or replacements therefor, provided that the terms of such assignments or replacements are substantially similar to the existing terms and do not cost the Obligors or any Subsidiary more than $1,000,000.00 in the aggregate on a net basis and (ii) Hedging Agreements agreed to by the Majority Lenders in connection with the Debt permitted under Section 9.04(c); (b) once the Enron Prepay Obligation has been terminated or refinanced pursuant to the terms of this Agreement, as to an Obligor and the Subsidiaries, Hedging Agreements in respect of commodities (i) with an Approved Counterparty and (ii) the notional volumes for which (when aggregated with other commodity Hedging Agreements then in effect) do not exceed, as of the date such Hedging Agreement is executed, 90% of the reasonably

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anticipated projected monthly production from the then current proved, developed, producing Oil and Gas Properties of the Borrower and the Guarantors for each month during which such Hedging Agreement is in effect; and (c) as to the Borrower and the Guarantors, Hedging Agreements in respect of interest rates
(i) with an Approved Counterparty and (ii) the notional amounts of which (when aggregated with other interest rate Hedging Agreements then in effect) do not exceed 75% of the principal amount outstanding on the Notes. Except as permitted by Section 9.03(a), in no event shall any Hedging Agreement with the Borrower or any Guarantor contain any requirement, agreement or covenant for an Obligor or any Subsidiary to post collateral or margin to secure their obligations under such Hedging Agreement or to cover market exposures. Each Hedging Agreement in respect of commodities must expressly waive any right of set-off that the Approved Counterparty may have for amounts that it may from time to time owe under such Hedging Agreement against amounts that any Obligor or any of its Subsidiaries may from time to time owe under any Hydrocarbon purchase or sales agreement for physical delivery now outstanding or hereafter entered into between such Approved Counterparty or any of its Affiliates and any Obligor or any of its Subsidiaries; provided, however, this provision shall not prohibit the net settlement of hedge positions.

         Section 9.19 Limitation on Capital Expenditures. The Obligors shall not, and the Obligors shall cause their Subsidiaries not, to collectively (i) make more than (a) $15,000,000.00 in the second fiscal quarter of 2002 on Capital Expenditures (excluding Arctic 1 Drilling Rig Obligations) and (b) $12,000,000.00 in each fiscal quarter thereafter on Capital Expenditures and
(ii) make more than $23,000,000.00 in Arctic 1 Drilling Rig Obligations expenditures plus an additional $1,000,000.00 in other Offshore Capital Expenditures in 2002 and $10,000,000.00 on Offshore Capital Expenditures in 2003.

         Section 9.20 Fiscal Quarters and Year. The Obligors shall not, and shall cause their Subsidiaries not, to change the end of each of their respective fiscal quarters from the last day of the months of March, June, September and December and the end of their fiscal year from the last day in December.

         Section 9.21 Payments on Secured Notes. The Obligors shall not use, and shall not permit to be used, any Loans or Letters of Credit drawn hereunder to make principal or interest payments on the Secured Notes in 2003.

         Section 9.22 Property Transfer. Each Obligor shall not, and shall cause its Subsidiaries (other than EEX E&P) not to, make any Investment or cash or Property transfer of any kind into EEX E&P.

                                    ARTICLE X
                           Events of Default; Remedies

         Section 10.01  Events of Default.  One or more of the following events
                        -----------------
shall constitute an "Event of Default":
                     ----------------

         (a) (i) the Borrower shall default in the payment or prepayment when due of any principal of any Loan or any reimbursement obligation for a disbursement made under any Letter of Credit; (ii) the Borrower shall default in the payment or prepayment when due of

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any interest on any Loan, or any fees payable by it hereunder or under any Loan
Document and such default, other than a default of a payment or prepayment of principal (which shall have no cure period), shall continue unremedied for a period of one Business Day; or (iii) any Obligor or Guarantor shall default in the payment or prepayment when due of any other amount payable by it hereunder or under any Loan Document and such default, other than a default of a payment or prepayment of principal (which shall have no cure period), shall continue unremedied for a period of thirty (30) days.

         (b) (i) an Obligor or any Subsidiary shall default in the payment when due of any principal of or interest on any of its other Debt aggregating $5,000,000.00 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity, (ii) a default or early termination event shall occur and be continuing under any Hedging Agreement between an Obligor or any Subsidiary and any other Person which results in a net payment being due by such Obligor or such Subsidiary in excess of $5,000,000.00 and such payment is not paid when due or within five (5) Business Days thereafter or (iii) any payment or delivery default by EEX E&P occurs under the Enron Prepay Obligation or any default by EEX E&P occurs under the EEX E&P Guaranty;

         (c) any representation or warranty made or deemed made herein or in any Loan Document by an Obligor or any Subsidiary, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or any Loan Document, shall prove to have been false or misleading as of the time made or furnished in any material respect;

         (d) (i) an Obligor or any Subsidiary shall default in the performance of any of its obligations under Article IX (other than Section 9.09), Section 8.01(c) or Section 8.12 or (ii) an Obligor or any Subsidiary shall default in the performance of any of its obligations under this Agreement (other than Article IX, Section 8.01(c) or Section 8.12 but including Section 9.09) or any other Loan Document (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (A) notice thereof to the Borrower by the Administrative Agent or any Lender (through the Administrative Agent) or (B) a Responsible Officer of such Obligor or such Subsidiary otherwise becoming aware of such default;

         (e) an Obligor or any Subsidiary shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due;

         (f) an Obligor or any Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any

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petition filed against it in an involuntary case under the Federal Bankruptcy
Code or (vi) take any action for the purpose of effecting any of the foregoing;

         (g) a proceeding or case shall be commenced, without the application or consent of either an Obligor or any Subsidiary in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person of all or any substantial part of its assets, (iii) similar relief in respect of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days or (iv) an order for relief against such Person shall be entered in an involuntary case under the Federal Bankruptcy Code;

         (h) a judgment or judgments for the payment of money in excess of $5,000,000.00 in the aggregate (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) shall be rendered by a court against either an Obligor or any Subsidiary and the same shall not be discharged, or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof and such Obligor or such Subsidiary shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed, appeal in good faith therefrom and cause the execution thereof to be stayed during such appeal;

         (i) the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against each Obligor or a Guarantor party thereto, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or an Obligor or any Subsidiary shall so state in writing;

         (j) any Person or two or more Persons acting as a group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), other than Warburg Pincus & Co. and the investment companies it manages, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 35% or more of the outstanding shares of voting stock of EEX; or individuals who, as of the Closing Date, constitute the Board of Directors of EEX (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of EEX; provided, however, that any individual becoming a director of EEX subsequent to the date hereof whose election, or nomination for election by EEX's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of EEX; or

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

         (k) except as set forth in Section 8.12, each Obligor (other than EEX) shall cease to be a Wholly-Owned Subsidiary of EEX, unless merged with EEX.

         Section 10.02  Remedies.
                        --------

         (a) In the case of an Event of Default, the Obligors will pay to the Administrative Agent, for the account of each Lender, interest at the applicable Post-Default Rate on any principal outstanding on the Loans and (to the fullest extent permitted by law) on any other amount payable by the Obligors hereunder, under any Loan Document or under any Note held by each Lender to or for account of such Lender, for the period commencing on the date of such Event of Default until such Event of Default is cured or waived pursuant to the terms of this Agreement.

         (b) In the case of an Event of Default as to an Obligor or Domestic Subsidiary other than one referred to in Section 10.01 (e), (f) or (g), the Administrative Agent shall, upon request of the Majority Lenders, by notice to the Borrower, cancel the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including, without limitation, the payment of cash collateral to secure the LC Exposure and Surety LC Exposure as provided in Section 2.10(b)) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Obligors.

         (c) In the case of the occurrence of an Event of Default as to an Obligor or Domestic Subsidiary referred to in Section 10.01(e), (f) or
(g), the Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, the payment of cash collateral to secure the LC Exposure or Surety LC Exposure, as applicable, as provided in Section 2.10(b)) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Obligors.

         (d) In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

         (e) All proceeds received after maturity of the Notes, whether by acceleration or otherwise, shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments; second to accrued interest on the Notes; third to fees; fourth pro rata to principal outstanding on the Notes; fifth to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure and Surety LC Exposure; sixth to any other Indebtedness; seventh pro rata to Indebtedness owing to a Lender or an Affiliate of a Lender under any other Hedging Agreement permitted hereby; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

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

                                   ARTICLE XI
                                   The Agents

         Section 11.01 Appointment, Powers and Immunities. Each Lender hereby appoints and authorizes JPMorgan to act as its Administrative Agent hereunder and under the Loan Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Neither the Administrative Agent nor any Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 shall include reference to each of their Affiliates and its and its Affiliates' officers, directors, employees, attorneys, accountants, experts and agents): (i) shall have any duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of the Loan Documents be a trustee or fiduciary for any Lender; (ii) makes any representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for herein, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by an Obligor or any other Person (other than itself) to perform any of its obligations hereunder or thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of an Obligor and its Subsidiaries or any Guarantor; (iii) except pursuant to Section 11.07, shall be required to initiate or conduct any litigation or collection proceedings hereunder; and (iv) shall be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such agents, accountants, attorneys or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent. The Administrative Agent is authorized to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents.

         Section 11.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by it.

         Section 11.03 Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of fees or failure to reimburse for Letter of Credit drawings) unless the Administrative Agent has received notice from a Lender or an Obligor specifying such Default and stating that such notice is a "Notice of Default." In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt

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notice thereof to the Lenders. In the event of a payment Default, the
Administrative Agent shall give each Lender prompt notice of each such payment Default.

         Section 11.04 Rights as a Lender. With respect to its Commitment and the Loans made by it and its participation in the issuance of Letters of Credit, JPMorgan (and any successor acting as Administrative Agent) and CIBC (and any successor acting as Syndication Agent), in their respective capacities as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as an Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include each Agent in its individual capacity. JPMorgan and CIBC (and any successor acting as an Agent) and their respective Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Affiliates) as if it were not acting as an Agent, and JPMorgan and CIBC and their respective Affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         Section 11.05 INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY THE AGENTS, THE ARRANGER, THE CO-ARRANGER AND THE ISSUING BANK RATABLY FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 12.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY THE OBLIGORS UNDER SECTION 12.03, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE OBLIGORS UNDER SAID SECTION 12.03 AND FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE AGENTS, THE ARRANGER, THE CO-ARRANGER OR ANY ISSUING BANK IN ANY WAY RELATING TO OR ARISING OUT OF: (I) THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER DOCUMENTS CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT EXCLUDING, UNLESS A DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF THEIR AGENCY DUTIES HEREUNDER OR (II) THE ENFORCEMENT OF ANY OF THE TERMS OF THIS AGREEMENT, ANY LOAN DOCUMENT OR OF ANY SUCH OTHER DOCUMENTS; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS
SECTION 11.05 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE AGENTS, THE ARRANGER, THE CO-ARRANGER OR THE ISSUING BANK, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON SEEKING SUCH INDEMNIFICATION.

         Section 11.06 Non-Reliance on the Agents, Co-Arranger, Arranger and other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance on the Agents, the Arranger, the Co-Arranger or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Obligors and their Subsidiaries and its own decision to enter into this Agreement, and that each Lender will, independently and without reliance upon the Agents, the Arranger, the Co-Arranger or any other

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

Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agents, the Co-Arranger and the Arranger shall not be required to keep themselves informed as to the performance or observance by the Obligors or any of their Subsidiaries of this Agreement, the Notes, the Loan Documents or any other document referred to or provided for herein or to inspect the properties or books of the Obligors or their Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent, Co-Arranger or Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Obligors (or any of their Affiliates) which may come into the possession of such Agent, Co-Arranger, Arranger or any of their Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

         Section 11.07 Action by Administrative Agent. Except for action or other matters expressly required of the Administrative Agent, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (i) receive written instructions from the Majority Lenders or Required Lenders, as applicable, (or all of the Lenders as expressly required by Section 12.04) specifying the action to be taken, and (ii) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.07, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. If a Default or Event of Default has occurred and is continuing, the Syndication Agent shall not have any obligation to perform any act in respect thereof.

         Section 11.08 Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and any Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent; provided that the successor shall have a combined capital and surplus of not less than $200,000,000.00 or its equivalent in other currencies. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint its successor; provided that the successor shall have a combined capital and surplus of not less than $200,000,000.00 or its equivalent in other

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

currencies. Upon the acceptance of such appointment hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as an Agent, the provisions of this Article XI and Section 12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as such Agent.

         Section 11.09 Authority of Administrative Agent to Release Liens. The Administrative Agent is hereby authorized to execute and deliver to the Obligors, at the Obligors' sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Obligors in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 9.12 or is otherwise authorized by the terms of the Loan Documents.

         Section 11.10 Arranger, Co-Arranger and the Syndication Agent. The Arranger, Co-Arranger and the Syndication Agent shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their capacity as Lenders hereunder.

                                   ARTICLE XII
                                  Miscellaneous

         Section 12.01 Waiver. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         Section 12.02 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

         (a) if to the Borrower or EEX, at 2500 CityWest Boulevard, Suite 1400, Houston, Texas 77042, Attention: General Counsel, telecopy (713) 243-3100;

         (b) if to the Administrative Agent, (i) for borrowing notices: to JPMorgan Chase Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention: LuAnn DeStafano, telecopy (212) 552-5777, with a copy to JPMorgan Chase Bank, 600 Travis Street, 20th Floor, Houston, Texas 77002, Attention: Peter Licalzi, telecopy (713) 216-4117 and (ii) for all other notices: to JPMorgan Chase Bank, 600 Travis Street, 20th Floor, Houston, Texas 77002, Attention: Robert C. Mertensotto, telecopy (713) 216-8870; and

         (c) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

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Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         Section 12.03 Payment of Expenses, Indemnities, etc.  Each Obligor
                       -------------------------------------
agrees:

         (a) whether or not the transactions hereby contemplated are consummated, to pay all reasonable expenses of each Lender (not to exceed for each Lender other than the Administrative Agent $10,000.00) in connection with the negotiation, preparation, execution and delivery of the Loan Documents and all reasonable expenses of the Administrative Agent in the administration (both before and after the execution hereof and including advice of counsel for the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Administrative Agent, the cost of environmental audits, surveys and appraisals at reasonable intervals not to exceed once per year unless an Event of Default has occurred and is continuing, the reasonable fees and disbursements of counsel and other outside consultants for the Administrative Agent and, in the case of enforcement or if any actions are taken during the continuance of an Event of Default, the reasonable fees and disbursements of counsel for the Administrative Agent and any of the Lenders); and promptly reimburse the Administrative Agent for all amounts expended, advanced or incurred by the Administrative Agent or the Lenders in accordance with this Agreement to satisfy any obligation of the Obligors under this Agreement or any Loan Document, including without limitation, all costs and expenses of foreclosure;

         (b) TO INDEMNIFY THE AGENTS, THE ARRANGER, THE CO-ARRANGER, THE ISSUING BANK AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE OBLIGORS OR ANY OF THEIR SUBSIDIARIES OF THE PROCEEDS OF ANY OF THE LOANS OR LETTERS OF CREDIT,
(II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF THE OBLIGORS AND THEIR SUBSIDIARIES BY THE OBLIGORS AND THEIR SUBSIDIARIES, (IV) THE FAILURE OF THE OBLIGORS OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE OBLIGORS OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS,

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(VI) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE
TO PAY UNDER ANY LETTER OF CREDIT, (VII) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND CERTIFICATION(S),
(VIII) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS OR (IX) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING WITH RESPECT TO SUCH INDEMNIFIED PARTY ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND THE ADMINISTRATIVE AGENT OR A LENDER'S SHAREHOLDERS AGAINST THE ADMINISTRATIVE AGENT OR LENDER OR BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT ON THE PART OF THE INDEMNIFIED PARTY TO THE EXTENT DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE JUDGMENT; AND

         (c) TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTY FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES LIABILITIES, JUDGMENTS, SETTLEMENTS, FINES AND PENALTIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE OBLIGORS OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES OR ANY OTHER REMEDIAL WORK IN RESPECT THEREOF, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE OBLIGORS OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE OBLIGORS OR ANY SUBSIDIARY, (III) DUE TO PAST OWNERSHIP BY THE OBLIGORS OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY,
(IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE OBLIGORS OR ANY SUBSIDIARY, OR
(V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS.

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         (d) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld or delayed. For purposes of this Section 12.03(d), the parties acknowledge that an indemnitor may not reasonably withhold or delay consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential liability that may be assessed against the Indemnified Party and for which indemnification pursuant to this Section 12.03 would be required, the amount of such liability to be determined by a nationally recognized defense counsel selected by the Indemnified Party to be substantially likely to be due assuming litigation on the merits of the claim against the Indemnified Party.

         (e) In the case of any indemnification hereunder, the Administrative Agent or Lender, as appropriate, shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party, and the Obligors shall have the non-exclusive right to join in the defense against any such claim or demand. During the litigation of such claim or demand, or the preparation therefor, the Indemnified Parties shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Obligors agree to pay promptly the reasonable fees and expenses of such counsel, provided that unless any of the Indemnified Parties have a conflict, such Indemnified Parties shall use the same counsel and local counsel.

         (f) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND BY A COURT OF COMPETENT JURISDICTION IN A FINAL NON-APPEALABLE JUDGMENT TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE INDEMNIFIED PARTY.

         (g) The Obligors' obligations under this Section 12.03 shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.

         (h) The Obligors shall pay any amounts due under this Section 12.03 within thirty (30) days of the receipt by any Obligor of notice of the amount due.

         (i) To the maximum extent permitted by applicable law, the Obligors shall not assert, and hereby irrevocably waive, any right they may have to claim or recover against any Indemnified Party on any theory of liability for special, exemplary, indirect, consequential or

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punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any Loan Document or any agreement, instrument or transaction contemplated hereby, or any Loan or Letter of Credit or the use of the proceeds thereof. Each Obligor certifies that no representative, agent or attorney of any other party hereto has represented, expressly or otherwise, that such other party hereto would not, in the event of litigation, seek to enforce the foregoing waiver and acknowledges that it and the other parties hereto have been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 12.03(i).

         Section 12.04 Amendments, Etc. Any provision of this Agreement or any Security Instrument may be amended, modified or waived with the Obligors' and the Majority Lenders' prior written consent; provided that (i) no amendment, modification or waiver which modifies Section 2.03(a) or (c) or the definition of "Majority Lenders" or "Required Lenders", forgives the principal amount of any Indebtedness under this Agreement or any other Loan Document, extends the date for payment of any principal, interest, fees or reimbursement of any LC Exposure or Surety LC Exposure, releases any Guarantor (except as set forth in the Guaranty Agreement) or releases all or substantially all of the collateral (other than as provided in Section 11.09), reduces the interest rate applicable to the Loans or the fees payable to the Lenders generally, reduces the percentage set forth in Section 8.09 to less than 100%, or modifies Section 9.11, Section 10.01(j), this Section 12.04 or Section 12.06(a) shall be effective without the consent of all Lenders; (ii) no amendment, modification or waiver which increases the Maximum Credit Amount of any Lender shall be effective without the consent of such Lender; (iii) no amendment, modification or waiver which modifies the rights, duties or obligations of any Agent or the Issuing Bank shall be effective without the consent of such Agent or the Issuing Bank, as applicable; and (iv) any supplement to Schedule 7.14 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such.

         Section 12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 12.06 Assignments and Participations.
                       ------------------------------

         (a) Neither the Obligors nor any Guarantor may assign their rights or obligations hereunder or under the Notes or any Letters of Credit without the prior written consent of all of the Lenders and the Administrative Agent.

         (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement substantially in the form of Exhibit F (an "Assignment"); provided, however, that (A) after giving effect to any such assignment, both the assignee and the assignor shall have Maximum Credit Amounts of at least $5,000,000.00 (unless the Borrower shall have consented to a smaller amount or the assignor shall have assigned its entire interest) and (B) the assignee or assignor shall pay to the Administrative Agent a processing and recordation fee of $3,500.00 for each assignment; provided, that such $3,500.00 processing and recordation fee shall not apply if the assignment is from a Lender to its Lender Affiliate. Subject to receipt by the assignor of payment of all amounts due to it in respect of the Assignment, any such assignment will become effective upon the execution and delivery to the Administrative Agent of the Assignment and any

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consent required pursuant to the definition of "Eligible Assignee". Promptly after receipt of an executed Assignment under this Section 12.06(b), the Administrative Agent shall send to the Borrower a copy of such executed Assignment. Upon receipt of such executed Assignment, the Borrower, will, at its own expense, execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section 12.06(b), the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement and the other Loan Documents. The assignor shall be relieved of its obligations hereunder to the extent of such Assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Sections 4.06, 5.01, 5.05 and 12.03 shall survive). The Administrative Agent will prepare on the last Business Day of each month during which an assignment has become effective pursuant to this Section 12.06(b), a new Annex I giving effect to all such assignments effected during such month, and will promptly provide the same to the Borrower and each of the Lenders.

         (c) Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests hereunder pursuant to this Section 12.06(c) to any Person, provided that: (i) such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Loan Documents except to the extent such amendment or waiver would (x) forgive any principal owing on any Indebtedness or extend the final maturity of the Loans, (y) reduce the interest rate or fees applicable to any of the Commitments or the Loans or Letters of Credit in which such participant is participating, or postpone the payment of any thereof, or (z) release any guarantor of the Indebtedness (except as provided in the Loan Documents) or release all or substantially all of the collateral (except as provided in the Loan Documents) supporting any of the Aggregate Loan Commitments or Loans or Letters of Credit in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Loan Documents (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by each Obligor hereunder shall be determined as if such Lender had not sold such participation, provided that such participant shall be entitled to receive additional amounts under Article V on the same basis as if it were a Lender and be indemnified under Section 12.03 as if it were a Lender, and provided further that no participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such participant had no such transfer occurred. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 12.16.

         (d) The Lenders may furnish any information concerning an Obligor in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree in writing to be bound by the provisions of Section 12.16.

         (e) Notwithstanding anything in this Section 12.06 to the contrary, any Lender may assign and pledge all or any of its Notes to any Federal Reserve Bank or the United

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States Treasury as collateral security pursuant to Regulation A of the Board of
Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

         (f) Notwithstanding any other provisions of this Section 12.06, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Obligors to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

         Section 12.07 Invalidity. In the event that any one or more of the provisions contained in any of the Loan Documents or the Letters of Credit, the Letter of Credit Agreements shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any Loan Document.

         Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 12.09 References. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

         Section 12.10 Survival. The obligations of the parties under Section 4.06, Article V and Sections 11.05 and 12.03 shall survive the repayment of the Loans and the termination of the Aggregate Loan Commitments and the Surety LC Commitment. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Obligors shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.

         Section 12.11 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         Section 12.12 NO ORAL AGREEMENTS.  THE LOAN DOCUMENTS (OTHER THAN THE
                       -------------------
LETTERS OF CREDIT)  EMBODY THE ENTIRE  AGREEMENT AND

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UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDE ALL OTHER AGREEMENTS AND
UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 12.13  Governing Law; Submission to Jurisdiction.
                        -----------------------------------------

         (a)            Governing Law. This Agreement shall be construed in
                        --------------
accordance with and governed by the law of the State of New York.

         (b) Submission to Jurisdiction. Each party hereto hereby agrees that any suit, action or proceeding with respect to this Agreement, the other Loan Documents or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York, in the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), or in any other appellate court in the State of New York, as the party commencing such suit, action or proceeding may elect in its sole discretion; and each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each party hereto further submits, for the purpose of any such suit, action, proceeding or judgment brought or rendered against it, to the appropriate courts of the jurisdiction of its domicile.

         (c) Process Agent. Each Obligor hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon CT Corporation System, presently located at 111 Eighth Avenue, 13th Floor, New York, New York 10011, U.S.A. (the "Process Agent"), and each Obligor hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to any Obligor shall not impair or affect the validity of such service or of any judgment based thereon. Each Obligor hereby further irrevocably consents to the service of process in any suit, action or proceeding in such courts by the mailing thereof by any Lender or the Administrative Agent by registered or certified mail, postage prepaid, at its address set out beneath its signature hereto.

         (d) Other Service. Nothing herein shall in any way be deemed to limit the ability of any Lender or the Administrative Agent to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over any Obligor in such other jurisdictions, and in such manner, as may be permitted by applicable law.

         (e) Waiver of Venue. Each Obligor hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document brought in the Supreme Court of the State of New York, County of New York or in the United States

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

District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 12.14 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO: (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.14.

         Section 12.15 Interest. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.15

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and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.15.

         Section 12.16 Confidentiality. In the event that an Obligor provides to the Administrative Agent or the Lenders confidential information belonging to an Obligor, if such Obligor shall denominate such information as "confidential", the Administrative Agent and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Administrative Agent or the Lenders breaching their obligation of confidence to such Obligor, (iii) are previously known by the Administrative Agent or the Lenders from some source other than such Obligor,
(iv) are hereafter developed by the Administrative Agent or the Lenders without using such Obligor's information, (v) are hereafter obtained by or available to the Administrative Agent or the Lenders from a third party who is not known by the Administrative Agent or such Lender to owe any obligation of confidence to such Obligor with respect to such information or through any other means other than through disclosure by such Obligor, (vi) are disclosed with such Obligor's consent, (vii) must be disclosed either pursuant to any Governmental Requirement or is required or requested to be disclosed by any Governmental Authority (including bank examiners or any non-regulatory authority having or claiming authority over any Lender's Property or business) or by the Administrative Agent or any Lender in any suit, action or proceeding under or in connection with the Loan Documents or the Hedging Agreements with any Lender (or an Affiliate of such Lender), or (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding. Further, the Administrative Agent or a Lender may disclose any such information to any other Person engaged by it or other Lender, any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any Loan Document, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Administrative Agent or the Lenders shall receive a confidentiality agreement from the Person to whom such information is disclosed such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon the Administrative Agent or the Lenders hereunder.

         Section 12.17 Existing Credit Facilities. On the date of the Initial Funding, the loans and other Debt of the Obligors under the Existing Senior Credit Facility shall be paid in full with the proceeds of the Notes and the commitments of the lenders thereunder shall be terminated. To induce the Agents and the Lenders to enter into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Obligors and EEX Operating LLC hereby fully release and discharge the Lenders and the Agents and their

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successors and assigns, and their officers, directors, employees, representatives, agents, Subsidiaries and Affiliates, from all claims, demands, causes of action, liabilities, losses or other obligations of any kind whatsoever, including, without limitation, offsets, reductions, rebatements or claims of usury, known or unknown, whether now existing or hereafter asserted in connection with the Existing Senior Credit Facility and the related loan documents arising from matters occurring before the date of the Initial Funding hereunder.

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

         The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:                            EEX OPERATING L.P.

                                     By:  EEX Corporation, its general partner


                                              By: /s/ J.T. Leary
                                                 -------------------------------
                                                    J.T. Leary
                                                    Vice President, Finance
                                                    and Treasurer

                                Signature Page 1

OBLIGOR:                         EEX CORPORATION

                                      /s/ J.T. Leary
                                 By: ___________________________________________
                                          J.T. Leary
                                          Vice President, Finance and Treasurer

                                Signature Page 2

                                  RATIFICATION
                                  ------------

         The undersigned hereby executes this Agreement to agree to, confirm and ratify the release and discharge set forth in Section 12.17 of this Agreement.

                                 EEX OPERATING LLC

                                      /s/ J.T. Leary
                                 By: ___________________________________________
                                       J.T. Leary
                                       Authorized Person

                                Signature Page 3

LENDER AND ADMINISTRATIVE        JPMORGAN CHASE BANK
AGENT:

                                      /s/ Robert C. Mertensotto
                                 By: ___________________________________________
                                          Robert C. Mertensotto
                                          Managing Director

                                Signature Page 4

SYNDICATION AGENT:               CANADIAN IMPERIAL BANK OF COMMERCE

                                      /s/ Nora O. Catiis
                                 By: ___________________________________________
                                          Nora O. Catiis
                                 Name: _________________________________________
                                          Authorized Signatory
                                 Title: ________________________________________

                                Signature Page 5

LENDER:                          BANK ONE, NA

                                 By: /s/ M. Brett Hatchett
                                     -------------------------------------------
                                 Name:  M. Brett Hatchett
                                 Title: Vice President

                                Signature Page 6

LENDER:                          CITICORP USA, INC.

                                 By: /s/ Douglas A. Whidden
                                     -------------------------------------------
                                 Name:  Douglas A. Whidden
                                 Title: Attorney-in-Fact

                                Signature Page 7

LENDER:                          THE BANK OF NEW YORK

                                 By: /s/ Peter W. Helt
                                     -------------------------------------------
                                 Name:  Peter W. Helt
                                 Title: Vice President

                                Signature Page 8

LENDER:                          THE BANK OF NOVA SCOTIA

                                 By: /s/ N. Bell
                                     -------------------------------------------
                                 Name:  N. Bell
                                 Title: Senior Manager

                                Signature Page 9

LENDER:                          DEUTSCHE BANK TRUST COMPANY
                                 AMERICAS

                                      /s/ Calli S. Hayes
                                 By: ___________________________________________
                                          Calli S. Hayes
                                 Name: _________________________________________
                                          Managing Director
                                 Title: ________________________________________

                               Signature Page 10

LENDER:                          BANK OF AMERICA, N.A.

                                       /s/ William E. Livingstone IV
                                 By: ___________________________________________
                                           William E. Livingstone IV
                                 Name: _________________________________________
                                           Managing Director
                                 Title: ________________________________________


                               Signature Page 11

LENDER:                          ROYAL BANK OF CANADA

                                      /s/ Sheryl L. Greenberg
                                 By: ___________________________________________
                                          Sheryl L. Greenberg
                                 Name: _________________________________________
                                          Senior Manager
                                 Title: ________________________________________

                                Signature Page 12

LENDER:                          CREDIT AGRICOLE INDOSUEZ


                                      /s/ Gerard M. Russell
                                 By: ___________________________________________
                                          Gerard M. Russell
                                 Name: _________________________________________
                                          Vice President, Manager
                                 Title: ________________________________________

                                      /s/ Thomas P. Gillis
                                 By: ___________________________________________
                                          Thomas P. Gillis
                                 Name: _________________________________________
                                          Vice President, Manager
                                 Title: ________________________________________

                                Signature Page 13

LENDER:                          MIZUHO CORPORATE BANK, LTD.


                                      /s/ Hirofumi Suganu
                                 By: ___________________________________________
                                          Hirofumi Suganu
                                 Name: _________________________________________
                                          Senior Vice President
                                 Title: ________________________________________

                                Signature Page 14

LENDER:                          GE CAPITAL CFE, INC.


                                      /s/ William S. Richardson
                                 By: ___________________________________________
                                          William S. Richardson
                                 Name: _________________________________________
                                          Duly Authorized Signatory
                                 Title: ________________________________________

                                Signature Page 15

LENDER:                          TORONTO DOMINION (TEXAS), INC.


                                 By: /s/ Debbie A. Greene
                                     -------------------------------------------
                                 Name:  Debbie A. Greene
                                 Title: Vice President

                                Signature Page 16

LENDER:                          UBS AG, STAMFORD BRANCH


                                 By: /s/ Kelly Smith
                                     -------------------------------------------
                                 Name:  Kelly Smith
                                 Title: Director - Recovery Management

                                 By: /s/ Daniel W. Ladd III
                                     -------------------------------------------
                                 Name:  Daniel W. Ladd III
                                 Title: Executive Director

                                Signature Page 17

LENDER:                          THE BANK OF TOKYO-MITSUBISHI, LTD.


                                 By: /s/ John W. McGee
                                     -------------------------------------------
                                 Name:  John W. McGee
                                 Title: Vice President and Manager

                                Signature Page 18

LENDER:                          DRESDNER BANK AG, NEW YORK AND
                                 GRAND CAYMAN BRANCHES


                                 By: /s/ Laura J.K. Schumacher
                                     -------------------------------------------
                                 Name:  Laura J.K. Schumacher
                                 Title: Vice President


                                 By: /s/ Brian Smith
                                     -------------------------------------------
                                 Name:  Brian Smith
                                 Title: Director

                                Signature Page 19

LENDER:                          CREDIT LYONNAIS NEW YORK BRANCH


                                 By: /s/ Anne G. Shien
                                     -------------------------------------------
                                 Name:  Anne G. Shien
                                 Title: Vice President

                                Signature Page 20

LENDER:                          CIBC INC.


                                 By: /s/ Nora O. Catiis
                                     -------------------------------------------
                                 Name:  Nora O. Catiis
                                 Title: Authorized Signatory

                                Signature Page 21

                                     ANNEX I
                         LIST OF MAXIMUM CREDIT AMOUNTS

 ----------------------------------------------------------------------------------------------------------------------------
                                                               Percentage              Maximum Credit              Surety LC
                        Name of Lender                           Share                     Amount                 Commitment
 ----------------------------------------------------------------------------------------------------------------------------
 JPMorgan Chase Bank                                          8.5714285723%           $ 20,571,428.59          $   857,142.85
 ----------------------------------------------------------------------------------------------------------------------------
 Bank One, NA                                                 8.5714285723%           $ 20,571,428.57          $   857,142.86
 ----------------------------------------------------------------------------------------------------------------------------
 CIBC Inc.                                                    8.5714285723%           $ 20,571,428.57          $   857,142.86
 ----------------------------------------------------------------------------------------------------------------------------
 Citicorp USA, Inc.                                           8.5714285723%           $ 20,571,428.57          $   857,142.86
 ----------------------------------------------------------------------------------------------------------------------------
 GE Capital CFE, Inc.                                         8.0000000000%           $ 19,200,000.00          $   800,000.00
 ----------------------------------------------------------------------------------------------------------------------------
 Mizuho Corporate Bank, Ltd.                                  8.0000000000%           $ 19,200,000.00          $   800,000.00
 ----------------------------------------------------------------------------------------------------------------------------
 Bank of America, N.A.                                        5.7142857138%           $ 13,714,285.71          $   571,428.57
 ----------------------------------------------------------------------------------------------------------------------------
 The Bank of New York                                         5.7142857138%           $ 13,714,285.71          $   571,428.57
 ----------------------------------------------------------------------------------------------------------------------------
 The Bank of Nova Scotia                                      5.7142857138%           $ 13,714,285.71          $   571,428.57
 ----------------------------------------------------------------------------------------------------------------------------
 Deutsche Bank Trust Company Americas                         5.7142857138%           $ 13,714,285.71          $   571,428.57
 ----------------------------------------------------------------------------------------------------------------------------
 The Bank of Tokyo-Mitsubishi, Ltd.                           4.0000000000%           $  9,600,000.00          $   400,000.00
 ----------------------------------------------------------------------------------------------------------------------------
 Credit Agricole Indosuez                                     4.0000000000%           $  9,600,000.00          $   400,000.00
 ----------------------------------------------------------------------------------------------------------------------------
 Credit Lyonnais New York Branch                              4.0000000000%           $  9,600,000.00          $   400,000.00
 ----------------------------------------------------------------------------------------------------------------------------
 Dresdner Bank AG, New York and Grand Cayman Branches         4.0000000000%           $  9,600,000.00          $   400,000.00
 ----------------------------------------------------------------------------------------------------------------------------
 Toronto Dominion (Texas), Inc.                               4.0000000000%           $  9,600,000.00          $   400,000.00
 ----------------------------------------------------------------------------------------------------------------------------
 UBS AG, Stamford Branch                                      4.0000000000%           $  9,600,000.00          $   400,000.00
 ----------------------------------------------------------------------------------------------------------------------------
 Royal Bank of Canada                                         2.8571428585%           $  6,857,142.86          $   285.714.29
 ----------------------------------------------------------------------------------------------------------------------------
 TOTAL                                                              100.00%           $240,000,000.00          $10,000,000.00
 ----------------------------------------------------------------------------------------------------------------------------

                                    ANNEX I-1

                                    EXHIBIT A
                                 [FORM OF] NOTE

$_____________________________                                ____________, 200_

         FOR VALUE RECEIVED, EEX OPERATING L.P., a Texas limited partnership (the "Borrower"), hereby promises to pay to the order of _______________________ (the "Lender"), at the Principal Office of JPMORGAN CHASE BANK (the "Administrative Agent"), at ___________________________________________, the
principal sum of _____________ Dollars ($____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender's or the Borrower's rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of this Note.

         This Note is one of the Notes referred to in the Credit Agreement dated as of May 28, 2002, among the Borrower, the other Obligor, the Administrative Agent, and the other agents and lenders signatory thereto (including the Lender), and evidences Loans made by the Lender thereunder (such Credit Agreement as the same may be amended, supplemented or restated from time to time, the "Credit Agreement"). Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

         This Note is issued pursuant to the Credit Agreement and is entitled to the benefits and security provided for in the Credit Agreement and the other Loan Documents. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

                                   Exhibit A-1

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                  EEX OPERATING L.P.

                                  By:  EEX CORPORATION, its general partner

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                   Exhibit A-2

                                    EXHIBIT B
             FORM OF BORROWING, CONTINUATION AND CONVERSION REQUEST

                              ______________, 200_

         EEX OPERATING L.P., a Texas limited partnership (the "Borrower"), pursuant to the Credit Agreement dated as of May 28, 2002, (together with all amendments or supplements thereto, the "Credit Agreement") among the Borrower, the other Obligor, JPMorgan Chase Bank, as Administrative Agent and the other agents and lenders (the "Lenders") which are or become parties thereto, make the requests indicated below (unless otherwise defined herein, capitalized terms are defined in the Credit Agreement):

         1.        Borrowings:

         (a)       Aggregate amount of new Loans to be $______________________;

         (b)       Requested funding date is _________________, 200__;

         (c)       $____________________ of such borrowings are to be Eurodollar
Loans;

                   $____________________ of such borrowings are to be Base Rate Loans;

         (d)       Length of Interest Period for Eurodollar Loans is:

                   ________________________

         (e)       Aggregate Maximum Credit Amounts
                   then in effect:                           $__________________

         (f)       Amount of outstanding
                   Loans and LC Exposure                     $__________________

         (g)       Available Amount [(e) minus (f)]          $__________________
             [amount requested in (a) cannot exceed (g)]

         2.        Continuation for Eurodollar Loans maturing on  _____________:

         (a) Aggregate amount to be continued as Eurodollar Loans is $________________;

         (b) Aggregate amount to be converted to Base Rate Loans is $_________________;

                                  Exhibit B-1

         (c)       Length of Interest Period for continued Eurodollar Loans is
_________________.


         3.        Conversion of Outstanding Base Rate Loans to Eurodollar
                   Loans:

                   Convert $__________________ of the outstanding Base Rate Loans to Eurodollar Loans on ____________________ with an Interest Period of ______________________.


         4.        Conversion of outstanding Eurodollar Loans to Base Rate
                   Loans:

                   Convert $__________________ of the outstanding Eurodollar Loans with Interest Period maturing on ____________________, 200_, to Base Rate Loans.

         The undersigned certifies that he is the _____________________ of ______, and that as such he is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that (i) the Borrower is entitled to receive the requested borrowing, continuation or conversion under the terms and conditions of the Credit Agreement, (ii) immediately after giving effect to the application of the proceeds of such Loan, the Obligors and their Affiliates shall not have cash or Cash Equivalents in excess of $10,000,000.00 and (iii) the proceeds of such Loan shall not be applied to make any payments of principal and interest on the Secured Notes in 2003.

                                  EEX OPERATING L.P.


                                  By:      EEX CORPORATION, its general partner


                                           By:________________________________
                                           Name:______________________________
                                           Title:_____________________________

                                  Exhibit B-2

                                    EXHIBIT C
                        [FORM OF] COMPLIANCE CERTIFICATE

         The undersigned hereby certifies that he is a Responsible Officer and that as such he is authorized to execute this certificate on behalf of EEX Operating L.P., a Texas limited partnership, and EEX Corporation, a Texas corporation (together, the "Obligors"). With reference to the Credit Agreement dated as of May 28, 2002, (together with all amendments, supplements or restatements thereto being the "Agreement") among the Obligors, JPMorgan Chase Bank, as Administrative Agent, and the other agents and lenders (the "Lenders") which are or become a party thereto, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

         (a) The representations and warranties of the Obligors contained in Article VII of the Agreement and in the Loan Documents and otherwise made in writing by or on behalf of the Obligors pursuant to the Agreement and the Loan Documents were true and correct in all material respects when made, and are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders have expressly consented in writing to the contrary.

         (b) The Obligors have performed and complied with all agreements and conditions contained in the Agreement and in the Loan Documents required to be performed or complied with by them prior to or at the time of delivery hereof [or specify default and describe].

         (c) Since December 31, 2001, no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of any Obligor or any Subsidiary which could reasonably be expected to have a Material Adverse Effect [or specify event].

         (d) There exists no Default or Event of Default [or specify Default and describe].

         (e) Attached hereto are the detailed computations necessary to determine whether the Obligors are in compliance with Section 9.01 as of the end of the [fiscal quarter][fiscal year] ending ___________________.

                                   Exhibit C-1

         EXECUTED AND DELIVERED this ____ day of ______________.

                                  EEX OPERATING L.P.

                                  By:  EEX Corporation, its general partner

                                           By: _________________________________
                                           Name: _______________________________
                                           Title: ______________________________

                                  EEX CORPORATION

                                  By: __________________________________________
                                  Name: ________________________________________
                                  Title: _______________________________________


                                   Exhibit C-2

                                   EXHIBIT D-1
       FORM OF LEGAL OPINION OF AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

                                    Attached

                                  Exhibit D-1-1

                                   EXHIBIT D-2
            FORM OF LEGAL OPINION OF GENERAL COUNSEL OF THE OBLIGORS

                                    Attached

                                  Exhibit D-2-1

                                 EXHIBIT D-3(a)
                FORM OF LEGAL OPINION OF LOUISIANA LOCAL COUNSEL

                                    Attached

                                Exhibit D-3(a)-1

                                 EXHIBIT D-3(b)
                  FORM OF LEGAL OPINION OF TEXAS LOCAL COUNSEL

                                    Attached

                                Exhibit D-3(b)-1

                                   EXHIBIT D-4
                            FORM OF LEGAL OPINION OF
                          CAYMAN ISLANDS LOCAL COUNSEL

                                    Attached

                                  Exhibit D-4-1

                                   EXHIBIT E-1
                          LIST OF SECURITY INSTRUMENTS

1. Guarantee and Collateral Agreement made by each of the Grantors (as defined therein) in favor of JPMorgan Chase Bank, as Administrative Agent, dated as of May 28, 2002

2.   Blocked Account Control Agreements for the following Deposit Accounts:

                 Description                                   Account Number
                 -----------                                   --------------

     JPMorgan Chase Bank

     EEX Corporation
     ---------------

              Main Operating Account                             08805017306
              Controlled Disbursing A/P                          06300046599
              Controlled Disbursing Rev.                         06300046573
              Claims Management                                  08805084488
              Benefit Planners Activity                          00103340122

     EEX Operating, L.P.
     -------------------
              Main Operating Account                             00103341252
              Controlled Disbursing A/P                          06300054452
              Controlled Disbursing Rev.                         06300054445
              Delay Rentals                                      00103341302

     EEX Capital Inc.
     ----------------
              For Benefit Reserves Funding                       00103340486
              For Benefit EEX E&P Co. L.P.                       00103340973

     Bank of America

     EEX Corporation
     ---------------
              Operating Account                                   3751208679
              Payroll Account                                     1254816250

     Wilmington Trust Company

     EEX Operating LLC                                             2754 3863
     -----------------

     Southwest Bank of Texas

     EEX Corporation                                                  297895
     ---------------

3.   Securities Account Control Agreements for the following Securities
     Accounts:

                                 Exhibit E-1-1

         Description                                            Account Number
         -----------                                            --------------

    JPMorgan Chase Securities, Inc.

    EEX Corporation                                                 323153

    Wilmington Trust Company

    EEX Operating LLC                                           Government Repo

4. Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement from EEX to Robert C. Mertensotto, as Trustee for the benefit of JPMorgan, as Administrative Agent, and Others

5. Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement from EEX Operating L.P. to Robert C. Mertensotto, as Trustee for the benefit of JPMorgan, as Administrative Agent, and Others

6. Mortgage, Assignment of Production, Security Agreement and Financing Statement from EEX to JPMorgan, as Administrative Agent

7. Mortgage, Assignment of Production, Security Agreement and Financing Statement from EEX Operating L.P. to JPMorgan

8. Share Charge dated May 28, 2002 between EEX International, Inc., as Chargor, and JPMorgan Chase Bank, as Chargee, granting a security interest to JPMorgan Chase Bank over 65 of the 100 ordinary shares of EEX New Zealand Limited owned by EEX International, Inc.

9. Stock powers in respect of the issued and outstanding shares of capital stock of EEX Capital, Inc., Corpus Christi Hydrocarbons Company, Corpus Christi Energy Company, EEX International, Inc., Enserch International Oil & Gas, Inc., EEX Natural Gas Company and EEX Gathering Company.

10. UCC Financing Statement for EEX to be filed with the Texas Secretary of State.

11. UCC Financing Statement for EEX Operating L.P. to be filed with the Texas Secretary of State.

12. UCC Financing Statement for EEX Operating LLC to be filed with the Delaware Secretary of State.

13. UCC Financing Statement for EEX Capital, Inc. to be filed with the Delaware Secretary of State.

14. UCC Financing Statement for Corpus Christi Hydrocarbons Company to be filed with the Delaware Secretary of State.

                                  Exhibit E-1-2

15. UCC Financing Statement for Corpus Christi Energy Company to be filed with the Delaware Secretary of State.

16. UCC Financing Statement for EEX International, Inc. to be filed with the Texas Secretary of State.

17. UCC Financing Statement for Enserch International Oil & Gas, Inc. to be filed with the Texas Secretary of State.

18. UCC Financing Statement for EEX Natural Gas Company to be filed with the Delaware Secretary of State.

19. UCC Financing Statement for EEX Gathering Company to be filed with the Delaware Secretary of State.

20. UCC Financing Statement for EEX Pipeline Company, L.P. to be filed with the Delaware Secretary of State.

21. UCC Financing Statement for EEX to be filed in the Louisiana Central Filing Index.

22. UCC Financing Statement for EEX Operating L.P. to be filed in the Louisiana Central Filing Index.

                                  Exhibit E-1-3

                                   EXHIBIT E-2
                           FORM OF GUARANTY AGREEMENT

                                    Attached

                                  Exhibit E-2-1

                                   EXHIBIT E-3
                    FORM OF BLOCKED ACCOUNT CONTROL AGREEMENT

                                    Attached

                                  Exhibit E-3-1

                                   EXHIBIT E-4
                  FORM OF SECURITIES ACCOUNT CONTROL AGREEMENT

                                    Attached

                                  Exhibit E-4-1

                                    EXHIBIT F
                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

         Reference is made to the Credit Agreement dated as of May 28, 2002, the "Credit Agreement"), among EEX OPERATING L.P., a Texas limited partnership, EEX CORPORATION, a Texas corporation; JPMORGAN CHASE BANK, individually and as Administrative Agent; CIBC, as Syndication Agent; J.P. Morgan Securities Inc., as Lead Arranger and Sole Bookrunner; and the financial institutions parties thereto (the "Lenders"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. This Assignment and Acceptance, between the Assignor (as defined and set forth on Schedule I hereto and made a part hereof) and the Assignee (as defined and set forth on Schedule I hereto and made a part hereof) is dated as of the Effective Date of Assignment (as set forth on Schedule I hereto and made a part hereof).

                 1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date of Assignment, an undivided interest (the "Assigned Interest") in and to all the Assignor's rights and obligations under the Credit Agreement respecting the credit facilities contained in the Credit Agreement as set forth on Schedule I (herein referred to as the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule I.

                 2. The Assignor (i) represents and warrants that it owns the Assigned Interest free and clear from any lien or adverse claim; (ii) other than the representation and warranty set forth in clause (i) above, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument, document or agreement delivered in connection therewith, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Obligors or the performance or observance by the Obligors of any of their obligations under the Credit Agreement, or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by it evidencing the Assigned Facilities and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the Assignor (if the Assignor has retained any interest in the Assigned Facilities) and a new Note or Notes payable to the Assignee and, with respect to Notes, in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date of Assignment).

                 3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance and that it is an Eligible Assignee under the Credit Agreement; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 6.01, or if later, the most recent financial statements delivered pursuant to Section 8.01 thereof, and such other documents and

                                 Exhibit F-1
information as it has deemed appropriate to make its own credit analysis; (iii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender and hereby makes the Lender representations set forth in Section 4.06(e) of the Credit Agreement; and
(vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States and required pursuant to Section 4.06 of the Credit Agreement certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

                 4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent and the Borrower for acceptance by each of them (to the extent, if any, required by the definition of Eligible Assignee) and recording by the Administrative Agent pursuant to Section 12.06(b) of the Credit Agreement, subject to receipt by the Assignor of payment of all amounts due to it in respect of the Assignment hereunder, effective as of the Effective Date of Assignment (which Effective Date of Assignment shall, unless otherwise agreed to by the Administrative Agent, be no later than five Business Days after receipt of this Assignment and Acceptance Agreement by the Administrative Agent after its execution).

                 5. Upon acceptance and recording by the Administrative Agent, all payments under the Credit Agreement in respect of the Assigned Interest (including without limitation, all payments of principal, interest and fees with respect thereto) for the period up to, but not including, the Effective Date of Assignment, shall be made to the Assignor, and for the period from and after the Effective Date of Assignment shall be made to the Assignee. Assignor and Assignee hereby agree that if Assignor receives any of the payments referred to in the preceding sentence which should have been made to Assignee, or if Assignee receives any of the payments referred to in the previous sentence which should have been made to Assignor, such payments shall promptly be paid by Assignor to Assignee, or by Assignee to Assignor, as the case may be, in full.

                 6. From and after the Effective Date of Assignment, (i) the Assignee shall be a Lender party to the Credit Agreement with respect to the interests assigned hereunder and, to the extent provided in this Assignment and Acceptance Agreement and Section 12.06 of the Credit Agreement, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance Agreement and Section 12.06 of the Credit Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

                                  Exhibit F-2

                 7. This Assignment and Acceptance Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                 IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance Agreement to be executed by their respective duly authorized officers.


                                  ASSIGNOR:


                                  By: _________________________________________
                                  Name: _______________________________________
                                  Title: ______________________________________


                                  ASSIGNEE:


                                  By: _________________________________________
                                  Name: _______________________________________
                                  Title: ______________________________________


                                  Exhibit F-3

ACKNOWLEDGED AND CONSENTED TO:*

JPMorgan Chase Bank, as
Administrative Agent

By: _________________________________________________
Name: _______________________________________________
Title: ______________________________________________

ACKNOWLEDGED AND CONSENTED TO:*

EEX OPERATING L.P.

By:      EEX Corporation, its general partner

         By: _________________________________________________________
         Name: _______________________________________________________
         Title: ______________________________________________________


(*) NOTE: Administrative Agent's and Borrower's consents will not be required except as provided in the definition of "Eligible Assignee."

                                  Exhibit F-4

                SCHEDULE I TO ASSIGNMENT AND ACCEPTANCE AGREEMENT
                        RESPECTING THE CREDIT AGREEMENT,
                         DATED AS OF MAY 28, 2002, AMONG
                      EEX CORPORATION, EEX OPERATING L.P.,
              AS OBLIGORS; JPMORGAN CHASE BANK, INDIVIDUALLY AND AS
          ADMINISTRATIVE AGENT; CIBC, AS SYNDICATION AGENT; J.P. MORGAN
             SECURITIES INC., AS LEAD ARRANGER AND SOLE BOOKRUNNER;
                         AND THE LENDERS PARTIES THERETO


Assignor:_____________________

Assignee:_____________________

Effective Date of Assignment:________________, 200__

                                                     Percentage Assigned (to at
                                                   least 8 decimals) shown as a
                                                      percentage of aggregate
                                                     original principal amount
                                                       (including Surety LC
   Assigned Facilities    Principal Amount Assigned  Commitment) of all Lenders

Loans                          $____________                  ______%
Letters of Credit              $____________                  ______%
Commitment-Loan                $____________                  ______%
Surety LC Commitment           $____________                  ______%
Surety Letters of Credit       $____________                  ______%


Assignee's Base Rate                   Address for Notice for
Lending Office                         Base Rate Loans:

__________________________          ___________________________
__________________________          ___________________________
__________________________          ___________________________
                                              Telex No.:_________________
                                              Telecopy No.:______________

Assignee's Eurodollar                  Address for Notice for
Lending Office                         Eurodollar Loans

___________________________         ___________________________
___________________________         ___________________________
___________________________         ___________________________
                                              Telex No.:_________________
                                              Telecopy No.:______________

                                  Exhibit F-5

                                    EXHIBIT G
                              2002 OPERATING BUDGET

                                    Attached

                                   Exhibit G-1

                                    EXHIBIT H
                             SUBORDINATION AGREEMENT

                                    Attached

                                   Exhibit H-1

                                SCHEDULE 1.02(a)
                             APPROVED COUNTERPARTIES

                                    Attached

                               Schedule 1.02(a)-1

                                SCHEDULE 1.02(b)
                          EXCEPTED GENERAL PARTNERSHIPS

                                    Attached

                               Schedule 1.02(c)-1

                                SCHEDULE 1.02(c)
                                       FPS

                                    Attached

                               Schedule 1.02(c)-1

                                SCHEDULE 1.02(d)
                             MATERIAL ADVERSE EFFECT

                                    Attached

                               Schedule 1.02(d)-1

                                SCHEDULE 1.02(f)
                             SURETY BOND OBLIGATIONS

                                    Attached

                               Schedule 2.01(f)-1

                                SCHEDULE 2.01(b)
                          EXISTING LETTERS OF CREDIT/1/

1. Letter of Credit No. P-206411 for $75,000.00, issue date October 12, 2000, applicant EEX Corporation, beneficiary Employers Insurance of Wausau, issued by JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank).

2. Letter of Credit No. D-467920 for $100,000.00, issue date January 31, 1997, applicant Enserch Exploration, Inc., beneficiary Reliance National Indemnity Company, issued by JPMorgan Chase Bank (successor by merger to Texas Commerce Bank, N.A.).

_______________
/1/ These Letters of Credit are not issued under the Surety LC Commitment.

                               Schedule 2.01(b)-1

                                SCHEDULE 7.02(b)
                                   LIABILITIES

                                    Attached

                               Schedule 7.02(b)-1

                                  SCHEDULE 7.03
                                   LITIGATION

                                    Attached

                                 Schedule 7.03-1

                                  SCHEDULE 7.10
                                TITLE EXCEPTIONS

                                    Attached

                                 Schedule 7.10-1

                                  SCHEDULE 7.14
                                  SUBSIDIARIES

                                    Attached

                                 Schedule 7.14-1

                                  SCHEDULE 7.17
                              ENVIRONMENTAL MATTERS

                                    Attached

                                 Schedule 7.17-1

                                  SCHEDULE 7.20
                               HEDGING AGREEMENTS

                                    Attached

                                 Schedule 7.20-1

                                  SCHEDULE 7.23
                                 GAS IMBALANCES

                                    Attached

                                 Schedule 7.23-1

                                  SCHEDULE 7.24
                               MARKETING CONTRACTS

                                    Attached

                                 Schedule 7.24-1

                                  SCHEDULE 7.29
             DESCRIPTION OF DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

                                 Schedule 7.29-1

                                SCHEDULE 9.02(h)
                                      DEBT

                                    Attached

                               Schedule 9.02(h)-1

                                  SCHEDULE 9.03
                                      LIENS

                                    Attached

                                 Schedule 9.03-1

                                  SCHEDULE 9.05
                                   INVESTMENTS

                                    Attached

                                 Schedule 9.05-1

                                  SCHEDULE 9.06
                                 OTHER PROPERTY

                                    Attached


                                 Schedule 9.06-1